INTEREST PURCHASE AGREEMENT

                        dated as of October 18, 1996


                                  Between

          Mobil Long Haul Inc., Petro Holdings GP Corp. and Petro
                             Holdings LP Corp.
                               as Purchasers

                                    and

                   Roadside, Inc., Sequoia Ventures Inc.,
                      and Petro Stopping Centers, L.P.




                        INTEREST PURCHASE AGREEMENT


              This INTEREST PURCHASE AGREEMENT (the "Agreement"), made and entered into this 18th day of October, 1996, by and among Mobil Long Haul Inc., a Delaware corporation and wholly-owned subsidiary of Mobil Corporation ("Mobil Co"), Petro Holdings GP Corp., a Delaware corporation and Petro Holdings LP Corp., a Delaware corporation (collectively, "Chartwell Co" and together with Mobil Co, the "Purchasers"), Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company"), Roadside, Inc., a Delaware corporation ("Roadside"), and Sequoia Ventures Inc., a Delaware corporation ("SVI" and together with Roadside, the "Fremont Partners").

              WHEREAS, the Fremont Partners own a Partnership Interest (as defined in the Partnership Agreement (defined hereinafter)) in its capacity as a general partner in the Company (the "General Partnership Interest") and a Partnership Interest in its capacity as a limited partner in the Company (the "Limited Partnership Interest" and together with the General Partnership Interest, the "Fremont Interests"), which Partnership Interests include a one percent (1%) general partnership percentage interest and a forty-four point seventeen percent (44.17%) limited partnership percentage interest in the profits, losses and distributions of the Company;

              WHEREAS, the Fremont Partners desire to sell to the Purchasers, and the Purchasers desire to purchase from the Fremont Partners, in each case in the manner and subject to the terms and conditions set forth in this Agreement, the Fremont Interests;

              WHEREAS, concurrently with the execution of this Agreement, each of Chartwell Co and Mobil Co is depositing into escrow cash in an amount of $500,000.00, which escrow shall be governed by the terms of the escrow agreement being executed concurrently herewith, in each case, in order to secure the obligations of the Purchasers hereunder; and

              WHEREAS, the parties hereof are entering into this Agreement to provide for such purchase and sale, and to establish certain rights and obligations in connection therewith.

              NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                 ARTICLE I

                 PURCHASE AND SALE OF THE FREMONT INTERESTS

              1.1 Definitions:

                                                           Defined in
Term                                                       Section
"Acquisition Proposal"                                     5.2
"Agreement"                                                Preamble
"Amendments"                                               7.1
"Article VIII Remediation"                                 8.1(b)
"Assessments"                                              8.1(a)
"Balance Sheet Date"                                       3.4
"Balance Sheet"                                            3.4
"Benefit Plan"                                             3.11(a)
"Business Day"                                             1.4(a)
"Cap"                                                      1.5(b)
"Chartwell Co"                                             Preamble
"Claims"                                                   9.6(a)
"Closing"                                                  1.4(a)
"Closing Date"                                             1.4(a)
"Closing K-1"                                              8.2
"Commitment Letter"                                        4.5
"Company"                                                  Preamble
"Company Estimate"                                         1.5(b)
"Company Intangible Property"                              3.20(a)
"Company Intangible Property Licenses                      3.19(a)
"Consent Solicitation"                                     7.1
"Consent Solicitation Expenses"                            7.1
"Confidentiality Agreements"                               6.3(b)
"Coopers Determination"                                    1.5(a)
"Damages"                                                  11.2
"Date of Notice of Claim"                                  11.5
"Debt Financing"                                           4.5
"Environmental Laws"                                       3.15(a)
"Equity Commitments"                                       4.5
"ERISA"                                                    3.11(a)
"Exchange Act"                                             3.3
"Excess Contamination"                                     8.1(b)
"Fremont Interests"                                        Recitals
"Fremont Material Adverse Effect"                          2.1(a)
"Fremont Partners"                                         Preamble
"General Partnership Interest"                             Recitals
"Governmental Authority"                                   2.1(a)
"Indemnitee"                                               11.5
"Indemnitor"                                               11.5
"Knowledge"                                                13.14 or 13.15
"Limited Partnership Interest"                             Recitals
"Material Contracts"                                       3.9
"Mobil Co"                                                 Preamble
"Notice of Claim"                                          11.5
"Offer"                                                    7.1
"Omnibus Agreement"                                        7.4
"Option Agreement"                                         5.6
"Partnership Agreement"                                    1.4(c)
"Permits"                                                  3.1(a)
"Permitted Liens"                                          3.5(d)
"Person"                                                   3.9(c)
"Petro"                                                    5.9
"Petro Partners"                                           8.3
"Pre-Closing Period"                                       9.6(a)
"Pre-Closing Date Period"                                  9.2(a)
"Purchase Price"                                           1.3
"Purchasers"                                               Preamble
"Purchaser Interest"                                       1.2
"Purchaser Material Adverse Effect"                        4.4(c)
"Roadside"                                                 Preamble
"Schedule 3.9 Material Contracts"                          3.9
"Schedule 3.11 Plan"                                       3.11(a)
"Schedule 3.12 Agreements"                                 3.12
"Schedule 3.13 Insurance Policies"                         3.13
"Schillaci"                                                5.5
"SEC Reports"                                              3.3
"Subsidiaries"                                             3.1(a)
"SVI"                                                      Preamble
"Tax Matters Partner"                                      9.3
"Tax Returns"                                              3.10(a)
"Taxes"                                                    3.10(a)

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company Material Adverse Effect" means a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

              "Company Transaction Costs" means the costs and expenses to be paid by the Company pursuant to Sections 5.5, 5.6, 8.1(a),(b) and (c) and fees to Goldman Sachs in Section 3.16.

              "Consent Solicitation Expenses" shall mean the actual out-of-pocket fees and expenses payable by the Purchasers to (i) Akin, Gump, Strauss, Hauer & Feld, L.L.P., (ii) a solicitation agent, (iii) the indenture trustee and its counsel, (iv) a printer selected by the Purchasers, if any, in each case related solely to the Consent Solicitation in an aggregate amount not in excess of $200,000.

              "Contracts" means all contracts, leases, agreements, commitments and other legally binding arrangements, whether oral or written, that relate to the business or assets of the Company.

              "Employee Plan" means any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, defined benefit pension plans, defined contribution pension plans, and medical and other welfare plans), and any retirement, deferred compensation, medical, dental, cafeteria, stock purchase, stock option, savings, severance, bonus, incentive, vacation, or other benefit plan, arrangement, program, or arrangement, whether or not subject to ERISA, whether written or oral, whether maintained for current employees, former employees, or retirees, and whether currently in effect or terminated or frozen.

              "Escrow Agent" means Citibank, N.A.

              "Escrow Agreement" means the Escrow Agreement, dated of even date herewith, by and among the Purchasers, the Company and the Escrow Agent.

              "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

              "Hazardous Materials" means hazardous or toxic wastes, or chemicals, substances, constituents, pollutants, contaminants or regulated materials, whether solids, liquids, or gases, regulated under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601-9675; the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 - 6992k; the Toxic Substances Control Act, 15 U.S.C. ss.2601 - 2671; the Safe Drinking Water Act, 42 U.S.C. ss.300f - 300j-11; the Clean Air Act, as amended, 42 U.S.C. ss.7401 - 7642; the Clean Water Act, 33 U.S.C. ss.1251 - 1387; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001 - 11050; or any analogous state laws.

              "Liability" or "Liabilities" means all obligations, indebtedness, commitments, and other items constituting "liabilities" under GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, known or unknown, or due or to become due, asserted or unasserted, matured or unmatured, including without limitation trade accounts payable, accrued liabilities for payroll and related expenses, obligations with respect to "self-insurance," obligations for borrowed money or for the deferred purchase price of property or services, obligations secured by encumbrance on or with respect to any property or assets owned by a Person or acquired by a Person subject thereto (whether or not the obligation secured thereby shall have been assumed), obligations under direct or indirect guarantees, other obligations (contingent or otherwise) to purchase, to provide funds for payment or otherwise acquire property or to assure a creditor against loss, obligations to reimburse the issuer with respect to letters of credit, liabilities in respect of unfunded accrued vested benefits under any Employee Plan, capitalized lease obligations and any other known or unknown obligations or liabilities.

              "Notes" means the 12-1/2% Senior Notes due 2002.

              "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA.

              "Warrants" means those certain Exchange Debt Warrants issued pursuant to that certain Warrant Agreement, dated as of May 24, 1994, among Petro PSC Properties, L.P., Petro Financial Corporation and First Trust National Association.

              1.2 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined hereinafter), the Fremont Partners shall sell, convey, transfer and deliver to the Purchasers, and Chartwell Co shall purchase, acquire and accept from Roadside, the General Partnership Interest and Chartwell Co and Mobil Co shall purchase, acquire and accept from SVI, 1.00% and 44.17% of the aggregate Limited Partnership Interest, such interests being sold by the Fremont Partners to the Purchasers pursuant to this Agreement shall be referred to herein as the "Purchaser Interest". The aggregate consideration for the General Partnership Interest and the Limited Partnership Interest shall be paid as provided in Section 1.3 hereof.

              1.3 Consideration.

              (a) The aggregate consideration for the Fremont Interests shall consist of Twenty-eight Million Five Hundred Thousand U.S. Dollars ($28,500,000) (as adjusted pursuant to Section 1.3(b), the "Purchase Price"), to be paid as provided in Section 1.4 hereof.

              (b) The Purchase Price shall be reduced at the Closing by an amount equal to 45.17% of:

                    (i) every dollar by which the sum of (A) the aggregate
            cost (including any premiums) to the Company of cancelling or retiring all outstanding principal and interest relating to the indebtedness for borrowed money of the Company other than the Notes and Warrants, plus accrued but unpaid interest on the Notes as of the Closing Date, (B) $105,538,000 and (C) the present value of the sum of (1) 3.57% multiplied by $105,538,000 plus (2) interest of 1.5% per annum accruing from the Closing Date to June 1, 1999 multiplied by $100,000,000, in each case, discounted at 8.25% per annum computed for the period commencing at the Closing Date and ending on June 1, 1999, and (C) the Consent Solicitation Expenses, including any sums paid to Noteholders to obtain their consent pursuant to the Consent Solicitation, and all fees, costs and expenses of the Company relating thereto (other than legal and accounting fees within the limit set forth in the last sentence of Section
            13.1 hereof), exceeds $173.0 million;

                    (ii) every dollar by which the trade accounts payable
            and accrued expenses of the Company as of the Closing Date exceeds $42,429,000 (as estimated by the Company, as of the Closing Date and confirmed by Coopers & Lybrand within 45 days following the Closing Date) pursuant to agreed upon procedures in accordance with Section 1.5 hereof; and

                    (iii) the aggregate amount of the Company Transaction
            Costs.

              1.4 Closing.

              (a) Subject to the conditions set forth in Article X, unless this Agreement shall have been terminated pursuant to the provisions of
Section 12.1 hereof, the closing (the "Closing") of the purchase and sale of the Fremont Interests shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, D.C. on November 18, 1996 or, in the event that the conditions set forth in
Article X will not have been satisfied or waived by such date, on the fifth Business Day (as defined hereinafter) following the date that each of the conditions set forth in Article X will have been satisfied or waived, or at such other place and time as the parties may mutually agree. "Business Day" shall mean a day other than a Saturday or a Sunday or other day on which commercial banks in New York City are authorized or required by law to close. The date and time of such Closing are herein referred to as the "Closing Date".

              (b) At the Closing, the Purchasers shall deliver the Purchase Price to the Fremont Partners by wire transfer of immediately available funds to an account designated in writing by the Fremont Partners.

              (c) At the Closing, upon delivery of the Purchase Price, (i) the Purchasers shall execute a counterpart to an amendment to the Second Amended and Restated Limited Partnership Agreement of Petro Stopping Centers, L.P., dated as of December 31, 1994 (the "Partnership Agreement"), admitting Chartwell Co to the Company as a substituted general partner and Chartwell Co and Mobil Co substituted limited partners and terminating, to the fullest extent permitted by law, all obligations of each of Roadside and SVI arising from each entity's status as general partner and limited partner, respectively, in the Company, and (ii) the Company shall take all necessary action required to admit the Petro Holdings GP Corp to the Company as a substituted general partner and the other Purchasers as substituted limited partners; provided, however, that, except as set forth elsewhere in this Agreement, the Purchasers shall not be required to obtain releases from third parties.

              (d) At the Closing, Purchasers shall cause the Company, or pay at the direction of the Company to a third Person or Persons, sufficient funds, by wire transfer of immediately available funds, to enable the Company to effect the cancellation or retirement of all indebtedness contemplated by Section 1.3(b)(i) other than the Notes and the Warrants.

              1.5 Purchase Price True-Up.

              (a) Within 45 days after the Closing, the Company shall cause Coopers & Lybrand to complete their procedures with respect to confirmation of the balances of trade accounts payable and accrued expenses at the Closing Date (the "Coopers Determination").

              (b) If (i) the Company's estimate of the aggregate balance of trade accounts payable and accrued expenses at the Closing (the "Company Estimate") is less than $42,429,000 (the "Cap") and (ii) the Coopers Determination exceeds the Cap, then the Purchase Price shall be reduced post-Closing by an amount equal to 45.17% of every dollar by which the Coopers Determination exceeds the Cap. Within five business days following delivery of the Coopers Determination, the Fremont Partners shall remit such amount to the Purchasers.

              (c) If (i) the Company Estimate exceeds the Cap, and (ii) the Coopers Determination exceeds the Company Estimate, then the Purchase Price shall be reduced post-Closing by an amount equal to 45.17% of every dollar by which the Coopers Determination exceeds the Company Estimate. Within five business days after the delivery of the Coopers Determination, the Fremont Partners shall remit such amount to the Purchasers.

              (d) If (i) the Company Estimate exceeds the Cap and (ii) the Coopers Determination is less than the Company Estimate but greater than the Cap, then the Purchase Price shall be increased post-Closing by an amount equal to 45.17% of every dollar by which the Company Estimate exceeds the Coopers Determination. Within five business days of the delivery of the Coopers Determination, the Purchasers shall remit such amount to the Fremont Partners.

              (e) If (i) the Company Estimate exceeds the Cap and (ii) the Coopers Determination is less than or equal to the Cap, then the Purchase Price shall be increased post-Closing by an amount equal to 45.17% of every dollar by which the Company Estimate exceeds the Cap. Within five business days of the delivery of the Coopers Determination, the Purchaser shall remit such amount to the Fremont Partners.

                                 ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE FREMONT PARTNERS

              Each of Roadside and SVI hereby represents and warrants to the Purchasers as follows:

              2.1 Organization and Authority; Validity; No Conflict.

              (a) Each of Roadside and SVI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Roadside and SVI has all requisite power and authority to possess all franchises, licenses, permits, consents, waivers, authorizations and approvals from any nation or government, any state or other political subdivision thereof and any entity (including without limitation a court, agency, department or other instrumentality) exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government ("Governmental Authority") necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and proposed to be conducted, except where the failure to have such franchises, licenses, permits, consents, waivers, authorizations and approvals would not, individually or in the aggregate, have a material adverse effect on the ability of either Roadside or SVI to consummate the transactions contemplated hereby or on the business, results of operations or financial condition of either of Roadside or SVI, including, in the case of Roadside, indirectly as a result of its being a general partner of the Company (a "Fremont Material Adverse Effect"). Each of Roadside and SVI is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification, except where the failure to be so qualified would not have a Fremont Material Adverse Effect.

              (b) Each of Roadside and SVI has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. Neither the execution or delivery of this Agreement nor the consummation of the transactions provided for hereby requires any further corporate action on the part of either Roadside or SVI. This Agreement has been duly executed by each of Roadside and SVI and, assuming due execution by the Purchasers, and the Company, is a legal, valid and binding obligation of each of Roadside and SVI, enforceable against each of Roadside and SVI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or a suit in equity).

              (c) Except as set forth on Schedule 2.1(c), neither the execution and delivery of this Agreement by either Roadside or SVI, nor the compliance by either Roadside or SVI with or fulfillment of the terms and provisions hereof, will:

                    (i) Conflict with or result in a breach of any
            provision of the certificate of incorporation and by-laws or similar documents of either Roadside or SVI;

                    (ii) Violate, or conflict with, or result in a breach
            of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or require any consent under, or give any right to terminate, modify or accelerate or to penalize either Roadside or SVI, or result in the imposition of any Lien (as defined hereinafter) upon or the creation of any security interest in any of the assets of either Roadside or SVI under, any note, bond, mortgage, indenture, deed of trust, permit, lease, contract, agreement or other instrument, commitment or obligation to which either Roadside or SVI is a party or by which its properties may be bound, other than (A) consents the failure of which to obtain would not, individually or in the aggregate, have a Fremont Material Adverse Effect and (B) violations, conflicts, breaches, defaults, terminations, modifications, accelerations, penalties, liens and security interests that would not, individually or in the aggregate, have a Fremont Material Adverse Effect;

                    (iii) Violate any order, writ, injunction, decree,
            judgment, ruling, law, rule or regulation of any Governmental Authority, applicable to either Roadside or SVI or any of its properties, other than violations that would not, individually or in the aggregate, have a Fremont Material Adverse Effect; or

                    (iv) Require, on the part of either Roadside or SVI any
            order, consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority, other than those the failure of which to obtain would not, individually or in the aggregate, have a Fremont Material Adverse Effect.

              2.2 Capitalization. Except as set forth in Schedule 2.2 hereto, (i) there are no outstanding options, warrants, calls, rights, commitments or agreements of any kind to which either Roadside or SVI is party or by which it is bound relating to the sale, issuance or voting of, or the granting of rights to acquire, the Fremont Interests or any securities convertible or exchangeable into or evidencing the right to purchase the Fremont Interests or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agree-ment and (ii) the Fremont Interests outstanding on the date hereof are not subject to any preemptive, first refusal or other subscription rights.

              2.3 Good Title. Except as set forth in the Partnership Agreement, each of Roadside and SVI owns beneficially and of record the General Partnership Interest and the Limited Partnership Interest, respectively, free and clear of all claims, charges, liens, security interests, pledges, restrictions or encumbrances of any nature whatsoever (collectively, "Liens"). The transfer and delivery of the Fremont Interests to the Purchaser as contemplated by this Agreement will, upon consummation of the Closing, transfer good and marketable title thereto to the Purchaser, free and clear of all Liens.

              2.4 No Brokers. Neither Roadside nor SVI has employed or is subject to the valid claim of, or incurred any liability that would be payable by either of them, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

              2.5 No Other Representations. The Fremont Partners acknowledge that, except as set forth in Article IV, the Purchasers have made no representation or warranty whatsoever to the Fremont Partners.

              2.6 Financial Statements. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 29, 1995 (ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and (iii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, if filed by the Company prior to the Closing hereunder, fairly present or will fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consoli-dated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

              2.7 Material Adverse Change. To the Knowledge of Fremont Partners, since June 30, 1996, except as set forth on Schedule 3.5 or as otherwise disclosed in this Agreement or schedules hereto, there has occurred no Company Material Adverse Effect.

              2.8 Omnibus Agreement. In its capacity of general partner of the Company, Roadside has consented to the consummation of the transactions contemplated by the Omnibus Agreement in accordance with its terms and has not modified or withdrawn such consent.

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company hereby represents and warrants to the Purchasers as follows:

              3.1 Organization and Authority; Validity; No Conflict.

              (a) The Company is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to possess all franchises, licenses, permits, consents, waivers, authorizations and approvals (collectively, "Permits") from Governmental Authorities necessary to enable it to use its name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and to consummate the transactions provided for hereby. The Company is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification. Each of the Subsidiaries of the Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, each with full corporate power and authority to own, lease and operate the properties held or used by it and to carry on its business as currently conducted. Attached hereto as Schedule 3.1(a) is a true, correct and complete chart showing the corporations and partnerships in which the Company owns, directly or indirectly, any equity interest. For purposes of this Agreement, "Subsidiaries" means each corporation and partnership in which the Company owns, directly or indirectly, 50 percent or more of the voting stock or other equity interest and each other corporation and partnership that the Company controls or has the ability to control.

              (b) The Company has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. Neither the execution or delivery of this Agreement nor the consummation of the transactions provided for hereby requires any further partnership action on the part of the Company. This Agreement has been duly executed by the Company and, assuming due execution by the Purchasers, Roadside and SVI, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or a suit in equity).

              (c) Except as set forth on Schedule 3.1(c), neither the execution and delivery of this Agreement by the Company, nor the compliance by the Company with or fulfillment of the terms and provisions hereof, nor the consummation of the transactions provided for hereby, will:

                    (i) Conflict with or result in a breach of any
            provision of the Partnership Agreement;

                    (ii) Violate, or conflict with, or result in a breach
            of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or require any consent under, or give any right to terminate, modify or accelerate or to penalize the Company or its Subsidiaries, or result in the imposition of any Lien upon or the creation of any security interest in any of the assets of the Company or its Subsidiaries under, any note, bond, mortgage, indenture, deed of trust, Permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party or by which its properties may be bound;

                    (iii) Violate any order, writ, injunction, decree,
            judgment, ruling, law, rule or regulation of any Governmental Authority, applicable to the Company or any of its Subsidiaries or any of their properties; or

                    (iv) Require, on the part of the Company or any of its
            Subsidiaries any order, consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority.

              3.2 Equity of the Company.

              (a) Set forth in Schedule 3.2(a) is a true and complete list of the general partners and limited partners and their respective percentage interests in the Company as of the date hereof. Except (i) as set forth in the Partnership Agreement, (ii) the Warrants as listed on
Schedule 3.2(a) and (iii) options listed on Schedule 3.2(a) issued pursuant to the Petro Stopping Centers, L.P. 1995 Class B Limited Partnership Interests Option Plan effective July 15, 1995, there are no outstanding warrants, options, rights, securities, agreements, subscriptions, antidilution rights, first refusal rights or other commitments pursuant to which the Company is or may become obligated to issue, deliver or sell any additional interests in the Company or any of its Subsidiaries or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment.

              (b) The Fremont Interests are duly authorized, validly issued, fully paid and nonassessable.

              3.3 SEC Reports; Financial Statements. The Company has delivered to the Purchasers true and complete copies of each registration statement and report and any other document (including exhibits and any amendments thereto) filed by the Company with the Securities and Exchange Commission since May 17, 1994 (collectively, the "SEC Reports"), which are all the documents (other than preliminary materials) that the Company has been required to file with the SEC since such date. As of the respective dates the SEC Reports were filed or, if any such SEC Reports were amended, as of the date such amendment was filed, each of the SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended and Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 29, 1995; (ii) the unaudited consolidated interim financial statements for the Company (in-cluding any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and (iii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, if filed by the Company prior to the Closing hereunder, fairly present or will fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

              3.4 Undisclosed Liabilities.

              (a) Neither the Company nor its Subsidiaries has any Liabilities, whether accrued, absolute or contingent, and whether due or to become due, which are of a type required to be reflected on, or described in a footnote to, an audited consolidated balance sheet prepared under GAAP, practices and methods applicable to it, except (i) to the extent specifically disclosed or provided for in the consolidated balance sheet of the Company for the period ended June 30, 1996 (the "Balance Sheet"), (ii) incurred since the date of the Balance Sheet (the "Balance Sheet Date") in the ordinary and usual course of business consistent with past practices or, (iii) as set forth on Schedule 3.4.

              (b) To the Knowledge of the Company, neither the Company nor its Subsidiaries has any Liabilities in excess of $100,000, individually, or $250,000, in the aggregate, whether accrued, absolute or contingent, and whether due or to become due, whether or not of a type required to be reflected on, or described in a footnote to, an audited consolidated balance sheet prepared under the GAAP, practices and methods applicable to it, except (i) to the extent specifically disclosed or provided for in the Balance Sheet, (ii) incurred since the Balance Sheet Date in the ordinary and usual course of business, (iii) as set forth on Schedule 3.4 or (iv) as otherwise disclosed in this Agreement or the Schedules hereto.

              3.5 Absence of Certain Changes and Events. Except as set forth on Schedule 3.5, from the Balance Sheet Date each of the Company and its Subsidiaries has conducted its business only in the ordinary and usual course and has not undergone or suffered or become aware of any event, occurrence, development, or state of circumstances or fact which has had or would reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the first sentence of this Section 3.5 (and except as set forth on Schedule 3.5 or as otherwise disclosed in or permitted or required by this Agreement or Schedules hereto), since the Balance Sheet Date neither the Company nor any of its Subsidiaries has:

              (a) Authorized for issuance, issued, delivered or sold any debt or equity securities, or altered the terms of any outstanding securities issued by it, or increased its indebtedness for borrowed money other than in the ordinary and usual course of business;

              (b) Made or set aside for making any distribution (whether in cash, interests or property or otherwise) in respect of any partnership or other interest, or redeemed, purchased or otherwise acquired any such partnership or other interests, any securities convertible into or exchangeable for such partnership or other interests or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

              (c) Paid, discharged or satisfied any Liability or obligation (whether accrued, absolute, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary and usual course of business, of Liabilities or obligations shown or reflected on the financial statements included in the SEC Reports or incurred in the ordinary and usual course of business;

              (d) Except in the ordinary and usual course of business, permitted or allowed any assets (whether real, personal or mixed, tangible or intangible) to be subjected to any Lien except (i) Liens disclosed on the Schedules hereto and (ii) (A) mechanics', carriers', workmen's, repairmen's, and other like liens arising or incurred in the ordinary course of business, (B) liens for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings (which liens are set forth in Schedule 3.5) and (C) imperfections of title and other encumbrances that, individually or in the aggregate, are not substantial in character or amount and do not, except in immaterial respects, detract from, or interfere with the Company's business as presently conducted (the Liens described in clauses (i) and (ii) being herein referred to as "Permitted Liens");

              (e) Written off as uncollectible any notes or accounts receivable other than in immaterial amounts or in the ordinary and usual course of business;

              (f) Cancelled or waived any claims or rights of value or sold, transferred, distributed or otherwise disposed of any assets except in the ordinary and usual course of business;

              (g) Granted any increase in the compensation of any member of the Board of Control, management committee member, officer or employee, whether now or hereafter payable (other than increases in compensation in the ordinary and usual course of business and consistent in timing and amount with past practice) or granted any severance or termination pay (other than for severance pay in amounts consistent with its established severance pay practices), or entered into or varied the terms of any employment agreement (other than employment agreements terminable at will without any liability other than severance consistent with its established severance policies) with any such person or adopted, amended in any material respect or terminated (except in the ordinary and usual course of business and consistent with past practice) any Schedule 3.12 Plan (as defined in Section 3.12 hereof), non-ERISA arrangement, bonus, profit sharing or other employee benefit plan, agreement or arrangement of general applicability for the benefit of its members of the Board of Control, management committee members, officers or employees or for the benefit of members of the Board of Control, management committee members, officers or employees of any of its affiliates;

              (h) Other than as provided in the Company's 1996 capital expenditure plan previously provided to the Purchaser, made any capital expenditure or commitment for additions to property or equipment, or leased or agreed to lease any assets in excess of $250,000 individually or in the aggregate, or made any advance or capital contributions to, or investment in, any Person (other than to wholly-owned subsidiaries);

              (i) Made any material change in any method of accounting or keeping its books of account or accounting practices, except as required as a result of changes in GAAP;

              (j) Incurred any material obligation or Liability, except Liabilities incurred in the ordinary and usual course of business; or

              (k) Prior to the date hereof, experienced any damage, destruction, or other casualty loss (whether or not covered by insurance) detrimental to the business or assets of the Company or any facility.

              3.6 Litigation; Injunctions. As of the date hereof, except as set forth on Schedule 3.6, (i) there is no lawsuit, claim, arbitration or other proceeding or investigation or review pending or, to the Knowledge of the Company, threatened by or against the Company, its Subsidiaries, or their properties or assets; and (ii) there is no outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to the Company, its Subsidiaries or any of their properties, assets or business.

              3.7 Government Authorizations and Permits; Compliance with Applicable Laws. The Company and each of its Subsidiaries hold all authorizations and permits necessary or required for the conduct of its business, which authorizations and permits are set forth in Schedule 3.7. All such authorizations and permits are valid and in full force and effect, and no proceeding is pending, or, to the Knowledge of the Company threatened, to modify, suspend, revoke or otherwise limit any of such authorizations and permits and no administrative or governmental actions have been taken or, to the Knowledge of the Company are threatened, in connection with the expiration or renewal of any of such authorizations and permits. The Company and its Subsidiaries are conducting its business, in compliance with all applicable laws.

              3.8 Real Property. Schedule 3.8 is a complete list of all real property, leaseholds, options to purchase and rights of first refusal and other interests in real property owned, leased or used by the Company or its Subsidiaries for or in the conduct its business. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and interests in real property and leasehold interests identified on Schedule 3.8 to be owned by it, free and clear of all Liens other than the following: (i) Liens disclosed on Schedule 3.8 and (ii) (A) Permitted Liens, (B) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (C) zoning, building and other similar restrictions, and (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which unrecorded items materially impair the current use of the property to which they relate. The Company is the lessee of all the leasehold estates purported to be granted by the leases shown on Schedule 3.8 which is a complete and correct list of all leases in which Company or any of its Subsidiaries has an interest and is in possession of the premises purported to be leased thereunder. There are no events or proceedings affecting any such property pending, or to the Knowledge of the Company, threatened, which would reasonably be expected to detract from the value of such property or impair its existing use except as otherwise disclosed in Section 3.15 hereof.

              3.9 Contracts. Schedule 3.9 and Schedule 3.20 set forth a list of all of the agreements, contracts and arrangements to which the Company or any of its Subsidiaries is a party or by which its assets or properties are bound or affected as of the date of this Agreement and which are material to the conduct of the Company's or its Subsidiaries' business including, without limitation, agreements relating to capital expenditures or the acquisition of tangible or intangible property (other than in connection with such investments) under which the Company or any of its Subsidiaries is obligated to pay in excess of $100,000, or which have a term greater than one year (such agreements, contracts and arrangements, the "Material Contracts"). As of the date of this Agreement:

              (a) each Material Contract is valid and in full force and effect and is enforceable in accordance with its terms against the Company or any of its Subsidiaries, as applicable, and against any Person party to such contract;

              (b) except as disclosed on Schedule 3.9, no default or event of default has occurred and, to the Knowledge of the Company, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by the Company or any of its Subsidiaries, as applicable, under such Material Contract, or would give to any other Person (as defined below) any rights of termination, cancellation or acceleration of any performance required thereunder or result in the creation of any Lien; and

              (c) to the Knowledge of the Company, none of the other parties to the Material Contracts is in default thereunder, nor is the Company or any of its Subsidiaries aware of any event which, with the passage of time, the giving of notice or both, would constitute a default under such Material Contract by such other party. For purposes of this Agreement, "Person" shall mean any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity (including, without limitation, any government or political subdivision or any agency, department or instrumentality thereof).

              3.10 Taxes. Except as set forth in Schedule 3.10 hereto:

              (a) All Taxes relating to the Company's business or to any of its wholly owned subsidiaries that are incurred by the Company or by any of its wholly owned subsidiaries and that are due and payable by the Company or by any of its wholly owned subsidiaries prior to or as of the Closing Date have been duly paid, or adequate reserves have been established with respect thereto in accordance with GAAP.

              (b) The Company and each of its wholly owned subsidiaries have timely filed, or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by them prior to or as of the Closing Date. All such Tax Returns are or will be true, complete, and correct in all material respects.

              (c) There is no claim or assessment for Taxes pending or threatened against the Company or any of its wholly owned subsidiaries, and the Company does not know of any audit or investigation with respect to any Taxes due from the Company or any of its wholly owned subsidiaries. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which the Company or any of its wholly owned subsidiaries may be liable.

              (d) At no time during its existence has any of the Company's wholly owned subsidiaries been a member of an affiliated group of corporations as defined in section 1504 of the Code.

              (e) There are no liens for Taxes upon any of the assets of the Company or its wholly owned subsidiaries, except for statutory liens for current Taxes not yet due.

              (f) For purposes of this Agreement, the following definitions shall apply:

              "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including fuel and employment related taxes, and any interest, additions to tax, or penalties applicable thereto, but excluding any liability relating to any Benefit Plan (as defined below).

              "Tax Returns" shall mean all Federal, state, local and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments thereto.

              3.11 Employment Matters.

              (a) Schedule 3.11(a) sets forth a true and complete list of each plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any Employee Plan (each such plan, a "Benefit Plan"), that is maintained by the Company or any Person for the benefit of persons in their capacities as members of the Board of Control, management committee members, officers or employees of the Company and its Subsidiaries and any organization which is a member of a controlled group of organizations within the meaning of Code section 414(b) or (c) (an "ERISA Affiliate") (each such Benefit Plan, a "Schedule 3.11 Plan").

              (b) Except as set forth in Schedule 3.11(b), with respect to each Schedule 3.11 Plan, (i) the Company and any ERISA Affiliate has complied with, and each such Schedule 3.11 Plan complies with, currently applicable provisions of all applicable laws (including, without limitation and to the extent applicable, ERISA and the Code), and (ii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened with respect to such
Schedule 3.11 Plan or against the assets of such Schedule 3.11 Plan.

              (c) Except pursuant to the Schedule 3.11 Plans listed in
Schedule 3.11(c), no Schedule 3.11 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the Company and any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company or (v) benefits in the nature of severance pay).

              (d) Except as set forth in Schedule 3.11(d), with respect to each Schedule 3.11 Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no liability of the Company and any ERISA Affiliate under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

              (e) No Schedule 3.11 Plan is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

              (f) Neither the Company nor any ERISA Affiliate has maintained or contributed to any Employee Plan which is "a multiemployer plan" as defined in section 3(37) of ERISA which covers, is maintained for the benefit of or relates to any Person in his or her capacity as an employee of the Company or any ERISA Affiliate.

              (g) The Company is not a party to any collective bargaining agreement. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

              3.12 Employment, Severance and Termination Agreements, etc.
Schedule 3.12 lists all employment, severance, "golden parachute" or termination or compensation agreements, arrangements or understandings of the Company or any of its Subsidiaries with any present member of the Board of Control, management committee member, officer, employee, consultant or group of employees of the Company or any of its Subsidiaries, other than agreements terminable by the Company or any of its Subsidiaries at will without expense or liability to the Company or any of its Subsidiaries (except for customary severance payments in accordance with existing practices) ("Schedule 3.12 Agreements"). Except as indicated on Schedule 3.12, none of the Schedule 3.12 Agreements provides for payments by the Company or any of its Subsidiaries in connection with the sale of the Fremont Interests and no amount will become due from the Company or any of its Subsidiaries to any employee, consultant, officer, management committee member or member of the Board of Control of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement.

              3.13 Insurance. The Company and its Subsidiaries have or have made provision for, usual and customary insurance coverage through October 31, 1996 and have made or will make provision for renewal of such coverage through the Closing Date. Set forth on Schedule 3.13 is a true and complete list of all insurance policies and their respective initial dates of coverage to the extent they are for the benefit of or relate to the Company or any of its Subsidiaries or their employees (the "Schedule 3.13 Insurance Policies") listing (to such extent) (i) the name of the insurer with which such policy is carried, (ii) the annual premium payable thereunder, (iii) a brief description of the categories of liabilities covered thereunder and
(iv) the amount of coverage and deductibles thereunder. None of the
Schedule 3.13 Insurance Policies is in default, and neither the Company nor any of its Subsidiaries has failed to give any notice or present any claim thereunder in due or timely fashion or as required by any of such Schedule
3.13 Insurance Policies so as to jeopardize full recovery under the
Schedule 3.13 Insurance Policies. Except as set forth in Schedule 3.13, no amount is owing by the Company under any Schedule 3.13 Insurance Policy for the benefit of any Subsidiary or affiliate. Prior to the date hereof, no pending claim by the Company under any policy in excess of $100,000, individually or in the aggregate, has been questioned or disputed, nor has any insurer reserved any rights with respect to any such claims. Except as set forth in Schedule 3.13, as of the date hereof, there are no claims by the Company pending under any Schedule 3.13 Insurance Policies in excess of $100,000, individually, or $250,000 in the aggregate.

              3.14 Affiliated Party Transactions. Except as set forth on
Schedule 3.14, no contracts or agreements are in effect as of the date hereof between (i) on the one hand, the Company or its subsidiaries and
(ii) on the other hand, any of its partners or their respective affiliates. For purposes of this Section 3.14 an "affiliate" of any Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

              3.15 Environmental Matters. Except as set forth in Schedule 3.15, to the Knowledge of the Company:

              (a) the Company and each of its Subsidiaries is in compliance with all federal, state, and local laws, rules, regulations and ordinances governing pollution or the protection of human health or the environment ("Environmental Laws");

              (b) neither the Company nor any of its Subsidiaries has received any written notice, pursuant to which it is reasonably likely that the Company or any of its subsidiaries may be required to pay an amount in excess of $100,000, individually, or $250,000, in the aggregate, that remains pending or outstanding with respect to the business of, or any property now or formerly owned or leased by, the Company or any of its subsidiaries from any Governmental Authority or third party alleging that the Company or any of its Subsidiaries is not in compliance with any Environmental Law;

              (c) there has been no release of a Hazardous Material, other than releases permitted under federal, state or local laws or regulations, in excess of a reportable quantity on any real property now or formerly owned or leased by the Company or any of its subsidiaries during such time, with respect to the Company's or any subsidiaries formerly owned or leased properties, used for the business of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received any notice of actual or potential liability for any such release, pursuant to applicable Environmental Laws for Hazardous Materials sent to off-site locations from any real property now or formerly owned or leased by the Company or any of its subsidiaries during such time as such property was used for the business of the Company or any of its subsidiaries;

              (d) there is no response or remediation or other similar corrective action, or related investigation, by the Company or any of its subsidiaries pursuant to any Environmental Law or under the direction of any Governmental Authority currently being performed or that has been performed or has been required by any Governmental Authority to be performed by the Company or any of its Subsidiaries at any real property now or formerly owned or leased by the Company or any of its subsidiaries for the business of the Company during the last of its two (2) years in connection with Hazardous Materials; and

              (e) there are no underground or above-ground storage tanks at any real property owned by the Company or its Subsidiaries or otherwise owned by the Company or any of its Subsidiaries or, in the case of leased property, used currently or previously, by the Company or any subsidiaries.

              3.16 No Brokers. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement except for Goldman, Sachs & Co. (whose fees and expenses have been previously disclosed in writing to the Purchasers).

              3.17 No Other Representations. The Company acknowledges that, except as set forth in Article IV and the Partnership Agreement, the Purchasers have made no representation or warranty whatsoever to the Company.

              3.18 Assets. Except as set forth in Schedule 3.18, the Company and its Subsidiaries own or have the right to use all assets necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, and the assets of the Company and its Subsidiaries have been adequately maintained in accordance with industry standards and are in good repair, reasonable wear and tear excepted.

              3.19 Intangible Property.

              (a) Schedule 3.19 sets forth a list of each material trademark, trade name, patent, service mark, computer program (other than readily available off-the-shelf programs) and copyright of the Company and its Subsidiaries as well as a list of all registrations thereof and pending applications therefor, and each material license or other contract relating thereto (collectively, the "Company Intangible Property"). Other than the trademarks and service marks listed on Schedule 3.19, the Company owns no material intellectual property which is necessary to permit the Company and its Subsidiaries to conduct their business as is currently being conducted. Except as set forth in Schedule 3.19, all of the Company Intangible Property set forth on Schedule 3.19 is owned by the Company or its Subsidiaries free and clear of any and all Liens, other than Permitted Liens. Except as set forth in Schedule 3.19, the use of the Company Intangible Property set forth on Schedule 3.19, and to the Knowledge of the Company, the use of Company Intangible Property other than the Company Intangible Property set forth on Schedule 3.19, by the Company or its Subsidiaries does not infringe upon any intellectual property right, including, without limitation, any trademark, trade name, patent, service mark, computer program, or copyright of any other Person and neither the Company nor any of its Subsidiaries has received any notice of any claim that any of the Company Intangible Property is invalid or unenforceable or violates or infringes upon the rights of any other Person and none of the Company Intangible Property has been abandoned, cancelled or rendered unenforceable.

              (b) Each of the Company and its Subsidiaries owns, or has a valid right to use, all Company Intangible Property necessary for the operation of its respective business.

              (c) Except as set forth in Schedule 3.19, each of the material licenses or other Contracts relating to the Company Intangible Property (collectively, the "Company Intangible Property Licenses") is in full force and effect and is valid and enforceable in accordance with its terms, and there is no default under any Company Intangible Property License either by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto and there has been no failure to maintain or enforce any Company Owned Intangible Property.

              3.20 Franchises. Schedule 3.20 contains a list of all franchisees with whom the Company or any of its Subsidiaries has franchise agreements, and all such franchise agreements and other contracts with such franchisees, each of which agreement, except as otherwise set forth in
Schedule 3.20, is a written agreement. Except as set forth in Schedule 3.20, all contracts, agreements and commitments set forth in Schedule 3.20 are valid, binding and enforceable and in full force and effect and neither the Company or any of its Subsidiaries, nor to the Knowledge of the Company or any of its Subsidiaries, any other party thereto has breached any provision thereof nor is the Company or any of its Subsidiaries, to the Knowledge of the Company, any other party thereto in default thereunder in any material respect.

                                 ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

              Each of the Purchasers hereby represents and warrant(s), jointly and severally, to the Fremont Partners and the Company as follows:

              4.1 Accredited Investor. Each Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

              4.2 Investment. Each Purchaser is acquiring the Purchaser Interest for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Each Purchaser understands that the Purchaser Interest to be purchased has not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser's representations as expressed herein. Each Purchaser understands and acknowledges that the Purchaser Interest is subject to restrictions on transfer pursuant to the terms of the Partnership Agreement.

              4.3 No Public Market. Each Purchaser understands that no public market now exists for the Fremont Interests and acknowledges that the Purchaser Interest must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resales of securities purchased in a private placement, subject to the satisfaction of certain conditions, and that there can be no assurance that Rule 144 or any other exemption from the registration requirements of the Securities Act will ever be available for resales of the Purchaser Interest.

              4.4 Organization; Authority; Validity; No Conflict.

              (a) Each Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Purchaser has full corporate power and authority to own, lease and operate the properties held or used by it and to carry on its business as currently conducted and to consummate the transactions provided for hereby.

              (b) Each Purchaser has the corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. Neither the execution or delivery of this Agreement nor the consummation of the transactions provided for hereby requires any further corporate action on the part of any of the Purchasers. This Agreement has been duly executed by each Purchaser and, assuming due execution by each of Roadside, SVI and the Company, is a legal, valid and binding obligation of the Purchaser, enforceable against each Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in an action at law or a suit in equity).

              (c) Neither the execution and delivery of this Agreement by any of the Purchasers, nor the consummation by any of the Purchasers of the transactions contemplated hereby, nor compliance by any of the Purchasers with or fulfillment of the terms and provisions hereof, nor the consummation of the transactions provided for hereby, will:

                    (i) Conflict with or result in a breach of any
            provision of the charter, bylaws or similar documents of any of the Purchasers;

                    (ii) Violate, or conflict with, or result in a breach
            of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or require any consent under, or give any right to terminate, modify or accelerate or to penalize any of the Purchasers or result in the imposition of any Lien upon or the creation of any security interest in any of the assets of any of the Purchasers, under, any note, bond, mortgage, indenture, deed of trust, permit, lease, contract, agreement or other instrument, commitment or obligation to which any of the Purchasers is a party or by which its properties may be bound, other than (A) consents the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the ability of any of the Purchasers to consummate the transactions contemplated hereby or, following the Closing, on the business, results of operation or financial condition of any of the Purchasers (a "Purchaser Material Adverse Effect") and (B) violations, conflicts, breaches, defaults, terminations, modifications, accelerations, penalties, liens and security interests which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect;

                    (iii) Violate any order, writ, injunction, decree,
            judgment, ruling, law, rule or regulation of any court or Governmental Authority, applicable to any of the Purchasers or any of its properties, other than violations which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect; or

                    (iv) Require, on the part of any of the Purchasers any
            order, consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority, other than those which shall have been obtained on or before the Closing Date or the failure of which to obtain would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

              4.5 Financing. In order to pay the Purchase Price required by
Section 1.3 (a), the cancellation or repurchase of indebtedness contemplated by Section 1.3(b)(i) and other costs associated with the transactions contemplated hereby and with the operation of the Company after the Closing Date, the Purchasers have (i) commitments for equity financing in an amount equal to $35.73 million (the "Equity Commitments"), with no conditions attached to such commitments other than satisfaction of the conditions to the Purchaser's obligations under this Agreement set forth in Section 10.1 and (ii) obtained a letter from the Bank of Boston, a true and correct copy of which, dated October 17, 1996 has been previously provided to the Fremont Partners (the "Commitment Letter"). The financing proposed in such letter is referred to herein as the "Debt Financing." The Equity Commitments together with the Debt Financing are sufficient to pay the Purchase Price, the cancellation or retirement of indebtedness contemplated by Section 1.3(b)(i) and other costs associated with the transactions contemplated hereby and with the operation of the Company after the Closing Date. The Purchasers do not know of any event or occurrence as a result of which any of the conditions to the availability of the Debt Financing, set forth in the Commitment Letter or otherwise, would not be satisfied.

              4.6 No Brokers. The Purchasers have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

              4.7 No Other Representations. Each Purchaser acknowledges that, except as set forth in (i) Article II, the Fremont Partners have not made any representation or warranty whatsoever to any of the Purchasers and
(ii) Article III, the Company has not made any representation or warranty whatsoever to any of the Purchasers.

                                 ARTICLE V

             COVENANTS OF THE COMPANY AND THE FREMONT PARTNERS

              5.1 Reasonable Efforts. Each of the Company and the Fremont Partners shall use all commercially reasonable efforts to satisfy the conditions to Closing set forth in Section 10.1 of this Agreement and otherwise to consummate the transactions contemplated by this Agreement as expeditiously as possible.

              5.2 No Solicitation. Neither the Company nor the Fremont Partners shall directly or indirectly (or shall cause its advisors to) solicit, authorize the solicitation of or enter into any discussion (or continue any discussion) with any third party (other than the Purchasers) concerning any offer or possible offer from any such third party (i) to purchase any partnership or other interest in the Company, any option or warrant to purchase such interests or any securities convertible into such interests or any other security of the Company, (ii) to purchase, lease or otherwise acquire assets of the Company or any of its Subsidiaries other than in the ordinary course of business or (iii) to merge, consolidate or otherwise combine with the Company or any of its subsidiaries (any such offer or possible offer being, an "Acquisition Proposal"). Each of the Company and the Fremont Partners shall use their best efforts to obtain the return of all confidential information provided to any third parties (other than the Purchasers) relating to any such potential transactions involving the Company. Each of the Company and the Fremont Partners shall immediately notify the Purchaser if any inquiries are received in respect thereof, and shall provide details with respect thereto, including the identity of such third party and the price and terms of any such offer.

              5.3 Further Assurances. Consistent with the terms and conditions hereof, each of the Company and the Fremont Partners shall execute and deliver such instruments, certificates and other documents and take such other action as the Purchaser may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

              5.4 Notice of Certain Events. The Fremont Partners shall notify each Purchaser and the Company promptly of: (a) any event or condition that would cause any of the representations and warranties made by the Fremont Partners contained herein no longer to be complete and accurate as of any date on or before the Closing Date or that may otherwise be necessary to update, supplement or amend the schedules attached hereto,
(b) any failure on the part of the Fremont Partners to comply with any of its covenants or agreements contained herein at any time on or before the Closing Date, provided, however, that any such notice shall not be deemed to cure or waive any breach of a representation or warranty or of a covenant or agreement made as of the date of this Agreement unless the Purchaser shall have waived such breach by consummating the transactions contemplated hereunder notwithstanding such notice. In addition, the Fremont Partners shall notify each Purchaser promptly of any Fremont Material Adverse Effect.

              5.5 Designated Employees. Prior to the Closing, the Company shall terminate, or cause the termination of, Joseph R. Schillaci ("Schillaci"). The Company shall be solely liable for any severance, termination, "golden parachute" or other payments or benefits due Schillaci under law or contract, including without limitation, any and all payments, awards and benefits that may be due Schillaci under the "Employment Agreement of Joseph R. Schillaci," dated January 1, 1993, with Petro PSC, L.P. and Petro PSC Properties, L.P. (predecessors of the Company), or any other agreement between Schillaci and the Company. The Company shall use commercially reasonable efforts to obtain a general release from Schillaci, on or prior to the Closing Date, with respect to any and all claims that he may have against the Company or any of its Affiliates; provided, however, that the Company shall not be required to make any expenditures or otherwise incur any obligations whatsoever in connection therewith (other than as required by his employment agreement).

              5.6 1995 Class B Limited Partnership Interest Options. On or prior to the Closing Date, any nonvested portions of options granted to employees under a "Petro Stopping Centers, L.P. 1995 Class B Limited Partnership Interest Option Agreement," or under any other agreement or arrangement granting any option to an employee to acquire an interest in the Company (the "Option Agreement"), shall be cancelled in accordance with the terms of the Option Agreement, and any vested portions of options granted to employees under an Option Agreement shall be repurchased by the Company or be deemed to lapse in accordance with the terms of the Option Agreement. Any and all costs, fees, repurchase amounts or compensation paid to employees or otherwise arising from or in connection with the forfeiture, repurchase or lapse of their options under an Option Agreement shall be for the Company's account and, in the event that the aggregate amount of all such costs, fees, and compensation exceeds $100,000, shall require Purchaser's prior consent (which consent shall not be unreasonably withheld).

              5.7 Partnership Agreement. The Partnership Agreement shall not be amended in any manner inconsistent with the transactions contemplated hereby.

              5.8 Board of Control. The Fremont Partners will not, as members of the Board of Control, consent to any action by the Company that would cause the Company to breach Section 6.2 hereof.

              5.9 Conversion of General Partnership Interests. Upon the request, and at the election, of the Purchasers, Roadside, and SVI if required, and the Company shall consent to the conversion by Petro, Inc., a Texas corporation ("Petro"), of up to 12.33% of its General Partnership Interest to a Limited Partnership Interest; provided, that the Fremont Partners shall not be liable for any Tax liability or other adverse Tax consequence that Petro may suffer in connection with this Section 5.9.

                                 ARTICLE VI

                          COVENANTS OF THE COMPANY

              6.1 Notice of Certain Events. The Company shall notify each Purchaser and the Fremont Partners promptly of: (a) any event or condition that would cause any of the representations and warranties made by the Company contained herein no longer to be complete and accurate as of any date on or before the Closing Date, and (b) any failure on the part of the Company to comply with any of its covenants or agreements contained herein at any time on or before the Closing Date; provided, however, that any such notice shall not be deemed to cure or waive any breach of a representation or warranty or of a covenant or agreement made as of the date of this Agreement (as distinguished from those representations and warranties made as of the Closing Date) unless the Purchaser shall have waived such breach by consummating the transactions contemplated hereunder notwithstanding such notice. In addition, the Company shall notify the Purchaser promptly of any Company Material Adverse Effect.

              6.2 Conduct of Business Prior to the Closing. On and after the date hereof and prior to the Closing Date, and except as otherwise provided in this Agreement or consented to or approved by each Purchaser (which consent or approval will not be unreasonably withheld), the Company agrees that:

              (a) The Company shall, and shall cause each of its Subsidiaries to, carry on the Company's business in the ordinary course in substantially the same manner as presently conducted and maintain its business records with respect to the Company's business accurately and completely in all material respects;

              (b) The Company shall not, and shall cause each of its Subsidiaries not to, take any action or omit to take any action which will result in a violation by the Company or any subsidiary of any applicable law, authorization or permit or cause a breach of any Material Contract by the Company or any of its Subsidiaries; and

              (c) Company shall not, and shall cause each Subsidiary not to, without the prior written consent of each Purchaser, take or fail to take any commercially reasonable action that results in the condition set forth in Section 10.1(a) failing to be satisfied. Company shall promptly notify each Purchaser in writing of the occurrence of any matter or event that is material to the business, assets, working capital, financial condition, results of operations or liabilities (absolute, accrued, contingent or otherwise) of the Company;

              (d) The Company shall furnish to the Purchasers within twenty
(20) days after the end of each month, commencing with the month ending September 30, 1996: (a) an unaudited statement of operations and cash flow statement of the Company for such month and for the period of its fiscal year ended at the end of such month; and (b) an unaudited balance sheet of the Company as of the end of such month. The Company shall timely file its Quarterly Report on Form 10-Q for the period ended September 30, 1996. The financial statements to be delivered by the Company hereunder shall be prepared from the books and records of the Company and shall be presented in form and substance consistent with the past practice of the Company with respect to monthly financial statements prepared by the management of the Company for the Board of Control of the Company;

              (e) After the date hereof, other than (i) in the ordinary course of business and (ii) actions by officers of the Company permitted by the Partnership Agreement following approval of the 1996 Annual Budget without further approval of the Board of Control, the Company shall not and shall cause its Subsidiaries not to enter into any agreement, contract or arrangements, or amend any existing agreement or contract, by which its assets or properties are bound or affected under which the Company or any of its Subsidiaries is obligated to pay in excess of $100,000 individually, or $250,000 in the aggregate, without the written consent of each Purchaser;

              (f) Except as otherwise contemplated herein, the Company shall use commercially reasonable efforts to preserve the goodwill and relationship of the Company with all third parties, including but not limited to customers, franchisees, suppliers and employees; and

              (g) It will not make any distributions in respect of any Partnership or other interests; and

              (h) With respect to the matters referred to in Schedule 3.11(b), the Company shall use its commercially reasonable efforts to file as soon as practicable with the Internal Revenue Service the Petro PSC, L.P. 401(k) Plan for a compliance statement under Revenue Procedure 94-62.

              6.3 Access to Properties and Records. Between the date of this Agreement and the Closing Date:

              (a) The Company shall afford to the Purchasers and their accountants, counsel and other authorized representatives, reasonable access during normal business hours to any and all premises, properties, contracts, commitments, books, records and other information of the Company's business upon reasonable notice to the Company and shall cause the officers and employees of the Company to furnish to the Purchasers and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Company's business as the Purchasers shall from time to time reasonably request; and

              (b) Each Purchaser acknowledges that the information being provided to it and its representatives by the Company is subject to the terms of a confidentiality agreement between Goldman, Sachs & Co., on behalf of the Company, and Chartwell Investments, Inc. and Mobil Oil Company, dated April 13, 1996 and April 10, 1996, respectively (as each was amended July 23, 1996, the "Confidentiality Agreements"), which terms are incorporated herein by reference.

                                ARTICLE VII

                        COVENANTS OF THE PURCHASERS

              7.1 Consent Solicitation. As soon as practicable following the date hereof, but in no event later than October 30, 1996, the Purchasers shall commence a solicitation of consents from the holders of all outstanding Notes (the "Consent Solicitation") to certain amendments (the "Amendments") to that certain Indenture, dated as of May 24, 1994 among Petro PSC Properties, L.P. (as predecessor to the Company), Petro Financial Corporation and First Trust National Association, as Trustee. The effectiveness of the Amendments will be conditioned upon obtaining valid consents from holders of not less than 75% in aggregate principal amount of the Notes outstanding. The other terms and conditions of the Consent Solicitation, and the terms of the Amendments, will be substantially, as set forth in the draft form of Consent Solicitation, dated October 18, 1996, previously provided to the Company and the Fremont Partners. The Purchasers and the Company shall cooperate in the making and completion of the Consent Solicitation and in causing the Amendments to become effective prior to the Closing. If requested by the Purchasers, the Company shall (i) provide the Purchasers with such lists of the registered holders of the Notes as the Purchasers may request; (ii) fix a record date for the purpose of determining the holders of Notes entitled to consent to the Amendments;
(iii) execute, and request the Trustee to execute, an amendment to the Indenture reflecting the Amendments, all as soon as the Company is advised by the Purchasers that the holders of the requisite principal amount of the Notes have consented (and not theretofore revoked such consent to such amendments); provided, however, that the Purchasers shall (A) deliver to the Company, promptly after receipt but in no case, more than 3 Business Days after receipt, all consents received pursuant to the Consent Solicitation and (B) deliver to the Trustee any required legal opinions. The Purchasers shall ensure that the Consent Solicitation is conducted in accordance with all applicable laws and the Indenture and that all consents acquired pursuant to the Consent Solicitation effect the Amendments in accordance with all applicable laws and the Indenture. Subject to Sections 1.3(b)(i) and 13.1 hereof, the Purchasers shall be responsible for all Consent Solicitation Expenses and all other expenses they incur (including, but not limited to, the fees and disbursements of counsel) in connection with or relating to the Consent Solicitation.

              7.2 Reasonable Efforts. Each Purchaser shall use all commercially reasonable efforts to satisfy the conditions to Closing set forth in Section 10.2 of this Agreement and otherwise to consummate the transactions contemplated by this Agreement as expeditiously as possible.

              7.3 Further Assurances. Consistent with the terms and conditions hereof, each of the Purchasers shall execute and deliver such instruments, certificates and other documents and take such other action as the Company or the Fremont Partners may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

              7.4 Amendment to Omnibus Agreement. Without the written consent of the Fremont Partners, the Purchasers shall not amend, waive or otherwise modify that certain Omnibus Agreement by and among James A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc., Petro, Inc., and Mobil Co, Petro Holdings GP Corp., Petro Holdings LP Corp. and the Company, of even date herewith (the "Omnibus Agreement") in any manner that would be reasonably likely to have the effect of (i) increasing any cost or liability on the part of the Fremont Partners in connection with the consummation of the transactions provided for hereby or thereby or (ii) decreasing the likelihood of the Closing occurring under this Agreement or of the closing occurring under the Omnibus Agreement.

              7.5 Amendment to Partnership Agreement. Without the prior written consent of the Fremont Partners (which consent may be granted or withheld in the sole discretion of the Fremont Partners), the Purchasers shall not cause or permit any amendment, waiver or other modification of
Section 6.6 of the Partnership Agreement, which provision obligates the Company to indemnify the general partners of the Company in the circumstances and subject to the limitations set forth therein.

                                ARTICLE VIII

                           ENVIRONMENTAL MATTERS

              8.1 Environmental Assessment and Indemnification.

              (a) Prior to the Closing Date, the Purchasers may, at their own expense, conduct Phase II Environmental Assessments (the
"Assessments") at certain of the Company's facilities to investigate environmental conditions, as reasonably required by the Purchasers' lender or lenders, the scope of which Assessments shall be based on the reasonable request of the Purchasers' lender and which shall be subject to the Company's consent, which consent shall not be unreasonably withheld. The Purchasers shall use their best efforts to complete the Assessments within 30 days after execution of this Agreement, but in no event more than 45 days after such date. The Purchasers shall retain Fluor Daniel/GTI or another environmental consultant mutually agreed to by the Company. The Purchasers shall cause such consultant to take split samples of any soil and/or groundwater borings or samples and deliver such borings or samples to a consultant or laboratory designated by the Company for testing and verification by the Company, which testing and verification shall be at the Company's expense. The Purchasers shall cause their environmental consultant to ensure that all proper protocols and chain-of-custody requirements are met so that all borings and/or samples meet all applicable standards, and shall provide all documentation pertaining to the foregoing (including but not limited to boring logs and chain-of-custody data) to the Company's consultant or laboratory simultaneous with the split samples. At the time the split samples are shipped to the Company's consultant or laboratory, the Purchasers shall identify which parallel samples they intend to actually sample, including, but not limited to, the constituents to be tested and the testing protocol to be used.

              (b) In the event that contamination above applicable regulatory action levels ("Excess Contamination") is found in any of the samples taken on behalf of the Purchasers, such results shall be subject to verification by the Company, including resampling as appropriate and agreed to by and between the Company and the Purchasers. If the Company and the Purchasers agree that the subject property contains Excess Contamination in excess of both the reserves set forth in the Company's June 30, 1996 balance sheet, plus the then current budget for environmental expenditures without duplication (together which approximate $445,000), and if such contamination was caused by or is legally imputable to the Company, the Purchasers shall cause their environmental consultant to develop, within five (5) days of the Company's verification of Excess Contamination, a cost estimate (excluding the cost of the Assessments) for the additional investigation and remediation anticipated to be required by the Governmental Authorities having responsibility for the Excess Contamination under Environmental Laws ("Article VIII Remediation"). The Purchasers shall provide a copy of all reports and data generated or prepared by or for the Purchasers pursuant to this paragraph 8.1 promptly to the Company. All reports, data or other information prepared or generated by or for the Purchasers in connection with this paragraph 8.1 shall be considered confidential within the meaning of the Confidentiality Agreements. The Company shall have the right to retain its own environmental consultant to verify such cost estimate.

              (c) If, as of the Closing Date, the Purchasers and the Company disagree, based on the cost estimates developed in accordance with subsection (b) of this Section 8.1, as to whether the Article VIII Remediation will exceed $1,500,000, then the Purchasers and the Company shall mutually designate an independent consultant (compensated equally by the Purchasers and the Company) to develop a similar cost estimate, and such cost estimate shall be determinative for purposes of Section 10.1(h) costs for the Article VIII Remediation as set forth in subsection (d) of this Section 8.1.

              (d) The parties agree that, following the Closing, the Company shall pay for actual costs incurred for Article VIII Remediation up to and including $500,000; that the Fremont Partners shall pay for 45.17% of such costs in excess of $500,000 up to $1,500,000; and that the Company shall be solely responsible and pay for any such costs in excess of $1,500,000. Article VIII Remediation shall not include the costs incurred to prepare the Assessments. The parties agree that following the Closing the Purchasers shall cause the Company to undertake responsibility for completing the Article VIII Remediation to the satisfaction of the applicable Governmental Authorities; provided that, prior to undertaking any such actions, the Purchasers shall obtain the consent of the Fremont Partners, which consent shall not unreasonably be withheld. The Purchasers agree to cause the Company to prepare any documentation and submit any and all filings, subject to consultation with and agreement by the Fremont Partners, required by any Environmental Law to all Governmental Authorities in connection with the Article VIII Remediation. The Purchasers agree that, following the Closing, the Company shall be responsible for any fines or penalties based on delay or late filing assessed by any Governmental Authority in connection therewith following the Closing.

              (e) Notwithstanding Article XI of this Agreement and other than as provided in Section 10.1(h), this Section shall be the sole remedy of the Purchasers in connection with, relating to or resulting from the Assessments, or for breach of Section 3.15(d) hereof, and the obligations of the Fremont Partners under Section 8.1(d) shall terminate eighteen (18) months after the Closing Date; provided, however, that the obligations of the Fremont Partners under Section 8.1(d) shall not terminate with respect to those claims specifically identified with reasonable particularity and supporting documentation by written notice from the Purchaser to the Fremont Partners prior to the termination of such eighteen-month period.

                                 ARTICLE IX

                                TAX MATTERS

              9.1 Cooperation. After the Closing Date, the Fremont Partners, the Purchasers, and the Company (and each of their respective partners, officers, employees, representatives, or affiliates) shall reasonably cooperate with each other in the filing of Tax Returns and in contesting any Tax claim with respect to the Company or with respect to the Fremont Partners solely in their capacity as partners of the Company, which cooperation shall include (i) the retention (until the applicable statute of limitation shall have expired) and, upon the request of the party or parties filing such Tax Returns or controlling proceedings relating to such Tax claim, the provision to such party or parties, of records and information which are relevant to such Tax Returns or such Tax claim and
(ii) making employees available on a mutually convenient basis to provide additional information, explanation of any material provided hereunder, assistance in completing such Tax Returns or to testify at proceedings relating to such Tax claim. The party requesting such information shall pay the reasonable external costs of the party providing the requested information.

              9.2 Closing Tax Return.

              (a) No later than forty-five (45) business days prior to the time required by law for the filing of such returns (including any extensions), the Company shall, and the Purchasers shall cause the Company to, prepare for, and deliver to, the Fremont Partners a Federal Schedule K-1 (the "Closing K-1") and any substantially similar state Tax Return with respect to the Company for the period which begins after the 1995 taxable year and includes the Closing Date (the "Pre-Closing Date Period"). Such Closing K-1 and state Tax Returns shall be prepared (i) in a manner consistent with past practice and (ii) in accordance with the interim closing of the books method that clearly reflects income. In preparing such returns, the Company shall not, and the Purchasers shall take all actions legally available to it to cause the Company not to, take any position, except as required by applicable law or consistent with past practice, which would result in, or have the effect of, (x) the shifting of deductions, credits and other similar items into a post-Closing Date period or (y) the shifting of income and other similar items into the Pre-Closing Date Period. The Purchasers, the Company and the Petro Partners (as defined below) shall cooperate with the Fremont Partners with respect to (i) matters involving Taxes that are not consistent with past practice and that could materially affect the Fremont Partners' liability for Tax in a Pre-Closing Date Period and (ii) the method of implementing the closing of the books method for purposes of this Section 9.2(a).

              (b) No later than thirty (30) days prior to the time required by law for the filing of such returns (including any extensions), the Company shall, and the Purchaser shall cause the Company to, deliver to the Fremont Partners for review and approval any Tax Returns required to be filed by the Company with respect to the Pre-Closing Date Period. Such Tax Returns shall not be filed without the prior written approval of the Fremont Partners, which approval shall not be unreasonably withheld. The Fremont Partners shall either deliver such approval to the Company or notify the Company of any objections no later than seven (7) days prior to the time required for the filing of the Tax Return.

              9.3 Pre-Closing Date Tax Audits.

              (a) The Fremont Partners shall be responsible for and shall have the right to control, along with Petro, Inc., James A. Cardwell, Sr., James A. Cardwell, Jr. and JAJCO II, Inc. (collectively, the "Petro Partners"), any audit concerning any matters related to Taxes of the Company for periods prior to and including the Closing Date ("Pre-Closing Audit"). The Company shall, and the Purchasers shall take all actions legally available to it to cause the Company to, (i) promptly notify the Fremont Partners in writing of the commencement of any Pre-Closing Audit and (ii) take any actions or undertakings that are necessary to permit the Fremont Partners to participate in such Pre-Closing Audit and, along with the Petro Partners, to jointly control the proceedings related thereto, provided that the Fremont Partners and the Petro Partners shall (x) keep the Purchasers apprised of any events arising out of such Pre-Closing Audit or proceedings that may materially affect such Purchaser's liability for Tax. In the event that, during the course of a Pre-Closing Audit, the Fremont Partners and the Petro Partners seek to take any position (including by agreeing with the position of a Tax authority) that (x) is inconsistent with past practice and (y) would, in respect of periods after the Closing Date, materially adversely affect the Tax liability of the partners of the Company, determined in the aggregate, then the Fremont Partners shall obtain the written consent of the Company prior to taking any such position, which consent shall not be unreasonably withheld. If the Company does not consent, then the Company shall defend and hold the Fremont Partners and the Petro Partners harmless from and against any increased liability for Tax and any other Damages (as defined below) resulting from the failure to take the position sought to be taken by the Fremont Partners and/or the Petro Partners. In the event that the Company elects to withhold such consent, the Company shall deliver to the Fremont Partners or the Petro Partners, as the case may be, a written confirmation of the foregoing undertaking at the time it so elects.

              (b) In no event shall the Company or any partner thereof settle any audit of the Company for any periods prior to or including the Closing Date without the written consent of the Fremont Partners, which consent shall not be unreasonably withheld. The Purchasers acknowledge that after the Closing Date, the Tax Matters Partner (as defined in the Partnership Agreement) shall be Petro, Inc.

              9.4 Purchase Price Allocation. Within ninety (90) days after the Closing Date, the Fremont Partners and the Purchasers shall mutually agree on an allocation of the Purchase Price among the assets of the Company to which the Purchaser Interest relates according to the relative fair market values of such assets on the Closing Date. The Purchasers may select, at the Company's cost and expense, an independent appraisal firm to conduct the initial appraisal of such fair market values. If the agreed-upon allocation would have a material adverse effect on the Petro Partners with respect to the allocation of profit and loss subsequent to the Closing Date, the consent of the Petro Partners shall be required to such allocation, which consent shall not be unreasonably withheld. If the parties are unable to agree on such fair market values, the parties shall select an independent appraisal firm (other than the firm which conducted the initial appraisal, if any) to determine such values. The conclusion of such appraisal firm shall be conclusive and binding. The fees and expenses of such appraisal firm shall be shared equally by the Fremont Partners and the Company.

              9.5 Treatment of Purchaser Interest. The Fremont Partners and the Purchasers agree that the sale and purchase of the Purchaser Interest contemplated by this Agreement shall be treated as a sale and purchase of partnership interests in the Company for all Tax purposes.

              9.6 Transfer Taxes. All state and local transfer, documentary, stamp, and other similar Taxes or fees payable solely with respect to and directly as a result of the purchase and sale of the Purchaser Interest pursuant to Section 1.2 of this Agreement shall be borne by the Fremont Partners.

              9.7 Section 754 Election. At the request of any of the Purchasers, the Tax Matters Partner shall cause the Company timely to make an election pursuant to section 754 of the Code.

                                 ARTICLE X

                CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

              10.1 Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers under this Agreement shall be subject to each of the following conditions (except such of the following conditions as shall have been expressly waived in writing by the Purchasers):

              (a) All of the representations and warranties other than those in Section 3.15 hereof of each of the Fremont Partners and the Company contained in this Agreement (and any Schedule to this Agreement or closing certificate delivered in connection herewith) shall be true and correct in all respects (without reference to any materiality qualifications contained therein) as of the date made and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any representation or warranty is made expressly as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date), unless the failure of such representations of warranties to be true and correct as of any of such dates would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect. For purposes of the immediately preceding sentence, the parenthetical phrase "without reference to any materiality qualifications contained therein" shall not apply to the materiality standard contained within the definition of "Company Material Adverse Effect" set forth in the first sentence of Section 3.5. Each of the Fremont Partners and the Company shall have performed and complied with, in all respects (without reference to any materiality qualifications contained therein), all of the covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing, unless the failure so to perform or comply would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect (except for Section 6.2(d) as to delivery of the financial information specified therein and Section 6.2(g) as to which no material standard shall apply); and the Purchasers shall have received at the time of the Closing certificates from each of the Fremont Partners and the Company reasonably satisfactory in form to the Purchasers certifying as to the satisfaction by each the Fremont Partners and the Company of all of the conditions set forth in this Section 10.1(a) and Sections 10.1(c), (d), (h), (i) and (j);

              (b) The Purchasers shall have received the written opinion of
(i) the General Counsel of SVI addressed to the Purchasers and dated as of the Closing Date, substantially in the form of Exhibit A, (ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Fremont Partners addressed to the Purchasers and dated as of the Closing Date, substantially in the form of Exhibit B and (ii) Skadden, Arps, Slate, Meagher & Flom, counsel to the Company addressed to the Purchasers substantially in the form of Exhibit C;

              (c) (i) No action, suit, claim or administrative proceeding shall be pending seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages in connection with, any part of the Agreement or the transactions contemplated hereby, which would reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against the Purchasers of substantial damages that in each such case would reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect;

              (ii) None of the parties to this Agreement or their affiliates shall have received written notice from any Governmental Authority of: (A) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (B) the actual commencement of such an investigation, which in the case of either clause (A) or clause (B) would reasonably be expected to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect;

              (iii) No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Purchasers' ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or to operate the business of the Company substantially in the same manner as presently being conducted;

              (d) The consents, permits and approvals of Governmental Authorities and other Persons listed on Schedule 10.1(d) hereto shall have been obtained with no material adverse conditions attached and no material expense imposed on the Company;

              (e) The Purchasers shall have received an assignment from Roadside of its rights under that certain Option and Right of First Refusal Agreement, dated as of April 30, 1992, by and among Petro PSC Properties, L.P., Roadside, James A. Cardwell, Sr. and James A. Cardwell, Jr;

              (f) The Purchasers shall have received a certificate of non-foreign status for purposes of sections 897 and 1445 of the Code executed by each of the Fremont Partners in a form reasonably acceptable to the Purchasers. If such certificate is not delivered to the Purchasers by the Fremont Partners, the Purchasers shall be entitled to withhold 10% of the Purchase Price;

              (g) The Debt Financing shall be available to the Purchasers substantially consistent with the terms set forth in the Commitment Letter.

              (h) The Article VIII Remediation costs, as determined by the procedures set forth in Section 8.1 hereof, shall not be in excess of $1.5 million; and, in any event, if the Purchasers and the Fremont Partners disagree as to such costs, but agree that such costs do not exceed $1.5 million, this Section 10.1(h) shall be deemed satisfied.

              (i) There shall not have been a Company Material Adverse Effect subsequent to the date hereof except for such matters disclosed in
Schedule 3.5;

              (j) The Fremont Partners shall have, by written agreement:
(i) waived a pro rata share of its annual fee for services rendered pursuant to the Partnership Agreement for the period from the Closing Date through December 31, 1996; (ii) terminated any provision in any agreement pursuant to which such services have been provided; and (iii) acknowledged that neither they nor their affiliates are entitled to any other fees or other payments from the Partnership; and

              (k) The Purchasers shall have consummated the Consent
Solicitation;

              (l) All actions required to be taken or completed by the Company on or prior to the Closing Date pursuant to Sections 5.5 and 5.6 shall have been taken or completed; and

              (m) The filing described in Section 6.2(h) shall have been made.

              10.2 Conditions Precedent to the Obligations of the Fremont Partners. The obligations of the Fremont Partners under this Agreement shall be subject to each of the following conditions (except such of the following conditions as shall have been expressly waived in writing by the Fremont Partners):

              (a) All of the representations and warranties of the Purchasers contained in this Agreement and any document delivered in connection herewith shall be true and correct in all material respects as of the date made and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any representation or warranty is made expressly as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date), unless the failure of such representations of warranties to be true and correct as of any of such dates would not, in the aggregate, reasonably be expected to have a Fremont Material Adverse Effect. The Purchasers shall have performed and complied with, in all material respects, all of the covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Fremont Partners and the Company shall have received at the time of the Closing one or more certificates from the Purchasers reasonably satisfactory in form to the Fremont Partners and the Company certifying as to the satisfaction by the Purchasers of all of the conditions set forth in this Section 10.2(a);

              (b) The Fremont Partners and the Company shall have received the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Purchasers, addressed to the Fremont Partners and the Company and dated as of the Closing Date, substantially in the form of Exhibit D;

              (c) (i) No action, suit, claim or administrative proceeding shall be pending seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages in connection with, any part of the Agreement or the transactions contemplated hereby, which would reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against the Company or the Fremont Partners of substantial damages that in each such case would reasonably be expected to have a Fremont Material Adverse Effect;

              (ii) None of the parties to this Agreement or their affiliates shall have received written notice from any Governmental Authority of: (A) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (B) the actual commencement of such an investigation, which in the case of either clause (A) or clause (B) would reasonably be expected to have a Fremont Material Adverse Effect;

              (iii) No order, decree or judgment of any Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit the ability of either Roadside or SVI, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof;

              (d) All consents, permits and approvals of Governmental Authorities necessary for consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not have a Fremont Material Adverse Effect; and

              (e) The Purchase Price to be paid to the Fremont Partners, after giving effect to all reductions pursuant to Section 1.3(b) hereof, shall not be less than $25.5 million; provided, however that such amount shall be reduced by an amount equal to 45.17% of every dollar by which trade accounts payable and accrued expenses of the Company as of the Closing Date exceeds $42,429,000 as determined in accordance with Section
1.5 hereof.

              10.3 Conditions Precedent to the Obligations of the Company. The obligations of the Company under this Agreement shall be subject to the following condition (except as such condition shall have been expressly waived in writing by the Company):

              (a) The transactions contemplated under the Omnibus Agreement shall have been consummated as of the date hereof; and

              (b) (i) No action, suit, claim or administrative proceeding shall be pending seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages in connection with, any part of the Agreement or the transactions contemplated hereby, which would reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against the Company of substantial damages that in each such case would reasonably be expected to have a Company Material Adverse Effect; and

              (ii) None of the parties to this Agreement or their affiliates shall have received written notice from any Governmental Authority of: (A) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (B) the actual commencement of such an investigation, which in the case of either clause (A) or clause (B) would reasonably be expected to have a Company Material Adverse Effect.

                                 ARTICLE XI

                       TERMINATION OF REPRESENTATIONS
                      AND WARRANTIES; INDEMNIFICATION

              11.1 Termination of Representations and Warranties. The representations and warranties of the Company set forth in Article III hereof shall terminate as of the Closing, and shall be of no further force or effect thereafter. The representations and warranties of the Purchasers set forth in Article IV hereof shall survive the Closing without termination. The representations and warranties of the Fremont Partners set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.8 shall survive the Closing without termination. The representations of the Fremont Partners set forth in Sections 2.6 and 2.7 shall terminate upon the earlier to occur of (i) April 30, 1997 and (ii) the issuance of a report of the independent certified public accountant of the Company or its successor entity with respect to the financial statements of the Company or its successor entity for the period ended December 31, 1996, and shall be of no further force or effect thereafter; provided, however, that the obligations of the Fremont Partners under Section 11.2 shall not terminate with respect to those claims specifically identified with reasonable particularity and supporting documentation by written notice from the Purchaser to the Fremont Partners prior to the expiration of the relevant time periods set forth in this
Section 11.1.

              11.2 Fremont Partners' Indemnification. Subject to the limitations set forth in this Article XI, each of the Fremont Partners jointly and severally agrees to indemnify, defend and hold the Purchasers harmless from and against any and all loss, cost, Liability, damage and expenses (including reasonable legal and other expenses incident thereto, collectively, "Damages") resulting from breach of (i) any of the Fremont Partners' representations or warranties contained in Article II of this Agreement or (ii) the covenant of the Fremont Partners set forth in Section
5.8 of this Agreement; provided, however, the Purchasers upon consummating the transaction contemplated hereunder shall be deemed to have waived any right to indemnification under this Section 11.2 for any breach by the Fremont Partners of Article II of this Agreement or Section 5.8 of this Agreement if such breach or information regarding such breach shall have been disclosed in writing at or prior to the Closing pursuant to Section
5.4 or Section 6.1 of this Agreement by the Fremont Partners or the Company; provided, further that any claim for a breach of a representation or warranty shall have been made prior to the expiration date thereof set forth in Section 11.1 above.

              11.3 Purchasers' Indemnification. The Purchasers agree, jointly and severally, to indemnify, defend and hold the Fremont Partners and the Company harmless, from and after the Closing Date, from and against any Damages resulting from any of the Purchasers's breach of any of its representations or warranties contained in Article IV of this Agreement.

              11.4 Limitation.

              (a) The provisions for indemnity contained in Section 11.2 shall be effective with respect to a breach of a representation or warranty set forth in Section 2.6 or 2.7 hereof or of the covenant set forth in
Section 5.8 hereof only to the extent and by the amount that the aggregate amount of all Damages incurred as a result of such breaches exceeds $250,000 (except for a breach of Section 6.2(g) as to which all Damages shall be indemnified), and Damages in excess of $5,000,000 incurred as a result of such breaches shall be for the sole and exclusive account of the Purchasers. Notwithstanding any other provision of this Agreement, the liability of the Fremont Partners for Damages to the Purchasers as a result of a breach of the representation or warranty set forth in Section 2.6 or
2.7 hereof or of the covenant set forth in Section 5.8 hereof shall be limited to 45.17% of the aggregate amount of such Damages.

              (b) Each Purchaser acknowledges and agrees that after the Closing, except with respect to any breach by the Fremont Partners of a covenant to be performed or complied with by the Fremont Partners following the Closing, the Purchasers' sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in Section 11.2.

              11.5 Indemnity Procedure.

              (a) Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly give written notice ("Notice of Claim") of such claim or demand to the other party ("Indemnitor"). Indemnitee shall furnish to the Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in this Section 11.5(a), no failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have adversely affected Indemnitor's ability to defend against, settle or satisfy any Liability, damage, loss, claim or demand for which Indemnitee is entitled to indemnification hereunder.

              (b) If the claim or demand set forth in the Notice of Claim given by Indemnitee is a claim or demand asserted by a third party, Indemnitor shall have thirty (30) days after the Date of Notice of Claim to notify Indemnitee in writing of its election to defend such third party claim or demand on behalf of the Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnitor in the defense of, such third party claim or demand, and so long as Indemnitor is defending such third party claim in good faith, Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (i) Indemnitee shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (ii) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Section 11.5.

              (c) The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to Section 13.2 of this Agreement.

              (d) No claim giving rise to a Notice of Claim shall be compromised or settled except with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

                                ARTICLE XII

                                TERMINATION

              12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

              (a) By the mutual written agreement of the Company, the Purchasers and the Fremont Partners;

              (b) By the Fremont Partners (if the Fremont Partners are not then in breach of any term of this Agreement), if any of the conditions set forth in Section 10.2 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by the Fremont Partners;

              (c) By the Company (if the Company is not then in breach of any term of this Agreement), if the condition set forth in Section 10.3 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by the Company;

              (d) By the Purchasers (if none of the Purchasers is then in breach of any term of this Agreement), if any of the conditions set forth in Section 10.1 of this Agreement shall have become incapable of fulfillment, and shall not have been waived by both Purchasers;

              (e) By the Purchasers or the Fremont Partners if the Closing shall not have occurred by February 1, 1997 (other than as a result of a breach of this Agreement by the party seeking termination); or

              (f) By the Fremont Partners, if by October 25, 1996:

                    (i) Bank of Boston shall not have waived the conditions
            to close set forth in the first sentence of paragraph 2, the first sentence of paragraph 10, and the requirement to receive a 7-year business plan and financial projections set forth in paragraph 16, each under the "Closing Conditions" set forth in the Commitment Letter, and

                    (ii) the Fremont Partners shall not have received the
            substance of legal opinions to be delivered pursuant to Section
            5.6 of the Omnibus Agreement accompanied by a certificate executed by the Purchasers stating that the substance of such opinions are satisfactory to each of the parties to the Omnibus Agreement.

              12.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided in
Section 12.1, this Agreement shall become void and of no further force and effect, except for (i) Section 13.1, which shall survive such termination and (ii) any liability for any breach of a representation, warranty, covenant or agreement contained in this Agreement causing or permitting such termination; provided, however, that neither the Company nor the Fremont Partners shall have any liability for any such breach unless such breach, together with all such breaches of the Company and the Fremont Partners shall, in the aggregate, constitute a Company Material Adverse Effect or a Purchaser Material Adverse Effect; provided, further, that for purposes of determining whether or not such breach or breaches, in the aggregate, constitute a Company Material Adverse Effect or a Purchaser Material Adverse Effect, any materiality qualification of any individual representation, warranty, covenant or agreement contained in this Agreement shall be disregarded.

                                ARTICLE XIII

                               MISCELLANEOUS

              13.1 Costs and Expenses. Except as expressly set forth otherwise in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions provided for hereby. Notwithstanding the foregoing, in the event that this Agreement is terminated by the Fremont Partners pursuant to Section 12.1(b) solely as a result of the condition set forth in Section 10.2(e) having become incapable of fulfillment, then the Company shall, promptly following receipt of substantiating documentation, pay to the Purchasers 50% of the actual amount of the out-of-pocket expenses incurred and paid by the Purchasers in connection with the transactions contemplated by this Agreement in an aggregate amount payable by the Company not in excess of $750,000. The legal and accounting fees paid or incurred by the Company in connection with the proposed sale of the Company and the transactions contemplated by this Agreement shall not exceed $1,060,000.

              13.2 Notices. Any notice, request, consent, approval or other document, instrument or communication that may be required or permitted to be delivered or served hereunder shall be effective upon delivery and shall be in writing and may be personally delivered, mailed by courier or sent by facsimile and confirmed by telephone as follows (until notice of a change thereof is given as provided herein):

           If to the Purchasers:

                          Petro Holdings GP Corp.
                      c/o Chartwell Investments, Inc.
                             717 Fifth Avenue
                            New York, New York
                         Attention:Todd R. Berman
                         Facsimile:(212) 591-5533
                         Telephone:(212) 521-3500

           and to:

                           Mobil Long Haul Inc.
                             3225 Gallows Road
                          Fairfax, Virginia 22037
                Attention: James H. Breed and Mark Skolnik
                         Facsimile: (703) 846-4672
                         Telephone: (703) 846-5430
                                   (703) 846-7025

           with a copy to:

                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      1333 New Hampshire Avenue, N.W.
                                 Suite 400
                          Washington, D.C. 20036
                   Attention:Russell W. Parks, Jr., P.C.
                         Facsimile:(202) 887-4288
                         Telephone:(202) 887-4092;

                          If to Fremont Partners:

                              Roadside, Inc.
                         c/o Fremont Group, L.L.C.
                       50 Fremont Street, Suite 3700
                      San Francisco, California 94105
                       Attention:Timothy H. Hosking
                         Facsimile:(415) 512-7121
                         Telephone:(415) 284-8701;

              with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                          Four Embarcadero Center
                          San Francisco, CA 94111
                         Attention: Kenton J. King
                         Facsimile: (415) 984-2698
                        Telephone: (415) 984-6483;

              If to Company:

                       Petro Stopping Centers, L.P.
                              6080 Surety Dr.
                           El Paso, Texas 79905
                     Attention: James A. Cardwell, Sr.
                         Facsimile: (915) 774-7373
                        Telephone: (915) 779-4711;

              with copies to:

                   Skadden, Arps, Slate, Meagher & Flom
                          Four Embarcadero Center
                          San Francisco, CA 94111
                         Attention: Kenton J. King
                         Facsimile: (415) 984-2698
                        Telephone: (415) 984-6483;

                       Kemp, Smith, Duncan & Hammond
                      2000 State National Bank Plaza
                           El Paso, Texas 79901
                         Attention:Darrell Windham
                         Facsimile:(915) 546-5360
                       Telephone:(915) 533-4424; and

                   Thelen, Marrin, Johnson & Bridges LLP
                    Two Embarcadero Center, Suite 2100
                      San Francisco, California 94111
                         Attention:Nancy L. Murray
                         Facsimile:(415) 421-1068
                         Telephone:(415) 392-6320.

              13.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

              13.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, which are incorporated herein and made a part hereof), together with the Confidentiality Agreements, sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, including without limitation the letters of intention and other correspondence heretofore exchanged between the parties.

              13.5 Captions. All headings contained in this Agreement are for convenience or reference only and shall not control or affect in any way the meaning, construction or interpretation of any of the provisions hereof.

              13.6 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

              13.7 No Third Party Rights. Nothing herein express or implied is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

              13.8 Amendment and Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, at any time by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure at any time of any party hereto to require performance by another party of any responsibility or obligation provided for in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party of a breach of any provision of this Agreement by another party constitute a waiver of the responsibility or obligation itself.

              13.9 Construction and Representation by Counsel. The parties hereto represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibit or Schedule attached hereto.

              13.10 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to more effectively transfer, assign, convey, grant and confirm to the Purchaser, or to perfect or record the Purchaser's title to or interest in, or to enable the Purchaser to possess or otherwise to confirm or carry out the provisions of and transactions contemplated by this Agreement.

              13.11 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired. In the case of any such invalidity, illegality or unenforceability, the parties hereto agree to use their best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

              13.12 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

              13.13 Company's Knowledge. For purposes of this Agreement "knowledge" of the Company shall mean actual knowledge of James A. Cardwell, Joseph R. Schillaci, James A. Cardwell, Jr., Robert Jaunich II, James A. Bondoux, David Haug, Travis Roberts, David Latimer and Walter Fitzgerald or knowledge of such persons of facts or circumstances that would lead a prudent person to investigate and, more likely than not, acquire actual knowledge.

              13.14 Fremont's Knowledge. For purposes of this Agreement "knowledge" of the Fremont partners shall mean actual knowledge of Robert Jaunich II, James A. Bondoux, Timothy H. Hosking, Robert T. Evans and Michael D. Farr or knowledge of such persons of facts or circumstances that would lead a prudent person to investigate and, more likely than not, acquire actual knowledge.

              13.15 Specific Performance. Each of the parties hereto agrees that either other of the parties hereto shall be entitled, in addition to any other remedies or damages available to any of them in the event of any breach of this Agreement to specific performance of the obligations of the other parties under this Agreement.

              13.16 Transactions Provided Hereby. The phrase "consummation of the transactions contemplated hereby" and words of similar import shall mean the closing of the purchase and sale of the Purchaser Interests pursuant to Section 1.2 of this Agreement and the consummation of the other transactions expressly provided for by this Agreement and shall not include
(i) the closing under the Omnibus Agreement or any of the other transactions referred to only therein and not in this Agreement, (ii) the closing under the Debt Financing, or (iii) the Consent Solicitation.

              13.17 Joint and Several Liability. All representations, warranties, covenants, agreements and other obligations of the Purchasers, on the one hand, and the Fremont Partners, on the other hand, hereunder shall be joint and several in all respects.

              13.18 Limitation of Liability. No officer, director, stockholder, partner or employee of any party to this Agreement shall have any liability to any party arising out of this agreement or the transactions contemplated hereby.

              13.19 Fremont Cap. In the event that the Closing does not occur as a result of the breach of this Agreement by either of the Fremont Partners, the maximum total liability for all Persons who comprise the Fremont Partners shall not exceed $1,000,000; provided, however, that the foregoing limitation on liability shall not apply in the event that (A) (i) the Fremont Partners willfully breach Section 5.2 of this Agreement or (ii) the Fremont Partners willfully breach any other material covenant of this Agreement and (B) within 12 months following the termination of this Agreement (other than a termination of this Agreement by any of the Purchasers) the Fremont Partners or the Company consummates a transaction that would constitute an Acquisition Proposal with a Person with whom the Fremont Partners or the Company have had discussions concerning an Acquisition Proposal prior to the date hereof.

              IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

ROADSIDE, INC.                                  SEQUOIA VENTURES INC.



By: ______________________                      By: _____________________
Title:                                          Title:

PETRO STOPPING CENTERS, L.P.

By:  Petro, Inc., its
General Partner



By:_____________________
Title:



By:  Roadside, Inc., its
General Partner



By:_____________________
Title:

MOBIL LONG HAUL INC.



By:____________________
Title:

PETRO HOLDINGS GP CORP.                         PETRO HOLDINGS LP CORP.



By: ______________________                      By:_____________________
Title:                                          Title:



                                  EXHIBITS

Exhibit A              Items to be Addressed in Opinion of General
                       Counsel to SVI
Exhibit B              Items to be Addressed in Opinion of Counsel to
                       Fremont Partners
Exhibit C              Items to be Addressed in Opinion of Counsel to
                       the Company
Exhibit D-1            Items to be Addressed in Opinion of Counsel to
                       Chartwell Co
Exhibit D-2            Items to be Addressed in Opinion of Counsel to Mobil
                       Co


                                 SCHEDULES

              Schedule applicable to Representations and Warranties of the Fremont Partners:

Schedule 2.1(c)             Conflicts
Schedule 2.2                Capitalization

              Schedules applicable to Representations and Warranties of the
Company:

Schedule 3.1(c)             Conflicts
Schedule 3.2(a)             Equity of the Company
Schedule 3.4                Undisclosed Liabilities
Schedule 3.5                Certain Changes and Events
Schedule 3.6                Litigation
Schedule 3.7                Government Authorizations and Permits
Schedule 3.8                Real Property
Schedule 3.9                Contracts
Schedule 3.10               Taxes
Schedule 3.11(a)            Employment Matters; Benefit Plans
Schedule 3.11(b)            Employment Matters; Compliance
Schedule 3.11(c) Benefit Plans providing benefits beyond retirement or other termination of service
Schedule 3.11(d) Benefit Plans for which insurance premiums have not been paid
Schedule 3.12               Employment, Severance and Termination
                            Agreements
Schedule 3.13               Insurance Policies
Schedule 3.14               Affiliated Party Transactions
Schedule 3.15               Environmental Matters
Schedule 3.18               Assets
Schedule 3.19               Intangible Property
Schedule 3.20               Franchises
Schedule 10.1(d)            Required Consents

                                                                 EXHIBIT A



            ITEMS TO BE ADDRESSED IN OPINION OF GENERAL COUNSEL
                                    SVI


              1. Each of Roadside and SVI is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware and duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule 1 hereto.

              2. Each of Roadside and SVI has the power and authority to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement, and the consummation by each of Roadside and SVI of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each of Roadside and SVI.

              3. The execution and delivery by each of Roadside and SVI of the Agreement and the performance by each of Roadside and SVI of its obligations under the Agreement in accordance with its terms do not (i) conflict with the Certificate of Incorporation or bylaws of either Roadside or SVI, (ii) constitute a violation of or a default under any material agreements of Roadside or SVI or (iii) cause the creation of any security interest or lien upon any of the property of either Roadside or SVI pursuant to any material agreements of Roadside or SVI. For purposes of this paragraph 3, the term "material agreements of Roadside" shall not include any agreements that Roadside may have executed or entered into in its capacity as, or may be deemed to be party to by virtue of it being, a general partner of the Company.

              4. The execution and delivery by Roadside and SVI of the Agreement, the performance by either Roadside or SVI of their respective obligations under the Agreement, and compliance by either Roadside or SVI with the terms thereof will not contravene any orders or decrees of Governmental Authorities applicable to either Roadside or SVI.

              5. To the best of my knowledge, there are no lawsuits, civil criminal or administrative actions, suits, demands, claims, investigations of other proceedings of any nature pending or to the best of my knowledge, threatened in a written communication against either Roadside or SVI or any of their respective properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority or Person seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages in connection with, any part of the transaction contemplated by the Agreement.


                ITEMS TO BE ADDRESSED IN OPINION OF COUNSEL
                            TO FREMONT PARTNERS


              1. Assuming the due execution of the Agreement by each of the other parties thereto the Purchaser the Agreement is a valid and binding obligation of each of Roadside and SVI enforceable against each of them in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) rights to indemnification and the limitations on indemnification obligations under the Agreement may be subject to limitations of public policy under federal and state securities laws.

              2. Neither the execution, delivery or performance by either Roadside or SVI of the Agreement nor the compliance by either Roadside or SVI with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of Delaware and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

              3. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by either Roadside or SVI. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.


                ITEMS TO BE ADDRESSED IN OPINION OF COUNSEL
                               TO THE COMPANY


              1. The Company is a limited partnership, duly organized, validly existing and in good standing under the laws of the state of Delaware.

              2. The Company is duly qualified to do business, and is in good standing, as a foreign limited partnership under the laws of each jurisdiction as set forth in Schedule 1 attached hereto.

              3. The Company has the power and authority necessary to own, lease and operate its business and its assets and to carry on the business as now being conducted under its existing agreements and to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement, and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite partnership action on the part of the Company. Assuming the due execution of the Agreement by each of the parties thereto the Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceed-ing at law or in equity), and (ii) rights to indemnification and the limitations on indemnification obligations under the Agreement may be subject to limitations of public policy under federal and state securities laws.

              4. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations under the Agreement in accordance with its terms do not (i) conflict with the Partnership Agreement, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of the Company pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company. "Applicable Contracts" mean those agreements or instruments that have been identified to us by an officer of the Company as all the agreements and instruments which are material to the business or financial condition of the Company.

              5. The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, the compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated by the Agreement will not contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of Delaware and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

              6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by the Company. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

              7. The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement and compliance by the Company with the terms thereof will not contravene any Applicable Order (as hereinafter defined) against the Company. "Applicable Orders" means those orders, writs, injunctions, judgments and decrees of Governmental Authorities that have been identified to us by an officer of the Company as all those orders or decrees that are applicable to the Company or its assets.

              8. Except as otherwise disclosed on Schedule __ of the Agreement, to our knowledge without independent investigation there are no civil, criminal or administrative actions, suits, claims, investigations or other proceedings of any nature pending or threatened against or affecting the Company or any of its properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority or Person.


                                EXHIBIT D-1



        ITEMS TO BE ADDRESSED IN OPINION OF COUNSEL TO CHARTWELL CO

              1. Chartwell Co is a corporation, duly organized, validly existing and in good standing under the laws of the State of _____________.

              2. Chartwell Co has the power and authority necessary to own, lease and operate its business and its assets and to carry on the business as now being conducted under its existing agreements and to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement, and the consummation by Chartwell Co of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Chartwell Co. Assuming the due execution of the Agreement by Roadside, SVI, the Company and Mobil Co, the Agreement is a valid and binding obligation of Chartwell Co enforceable against Chartwell Co in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) rights to indemnification and the limitations on indemnification obligations under the Agreement may be subject to limitations of public policy under federal and state securities laws.

              3. The execution and delivery by Chartwell Co of the Agreement and the performance by Chartwell Co of its obligations under the Agreement in accordance with its terms do not (i) conflict with its Certificate of Incorporation or bylaws, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of Chartwell Co pursuant to any Applicable Contracts (other than the Credit Agreement). We do not express any opinion, however, as to whether the execution, delivery or performance by Chartwell Co of the Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of Chartwell Co. "Applicable Contracts" mean those agreements or instruments that have been identified to us by an officer of Chartwell Co as all the agreements and instruments which are material to the business or financial condition of Chartwell Co.

              4. The execution and delivery by Chartwell Co of the Agreement, the performance by Chartwell Co of its obligations under the Agreement, the compliance by Chartwell Co with the terms and provisions thereof and the consummation of the transactions contemplated by the Agreement will not contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of Delaware and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

              5. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by Chartwell Co. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

              6. The execution and delivery by Chartwell Co of the Agreements, the performance by the Company of its obligations under the Agreement, compliance by Chartwell Co with the terms thereof and the consummation of the transactions contemplated by the Agreement will not contravene any Applicable Order (as hereinafter defined) against Chartwell Co. "Applicable Orders" means those order, writs, injunctions, judgments and decrees of Governmental Authorities that have been identified to us by an officer of Chartwell Co as all those orders or decrees that are applicable to Chartwell Co or its assets.


                                EXHIBIT D-2


          ITEMS TO BE ADDRESSED IN OPINION OF COUNSEL TO MOBIL CO

              1. Mobil Co is a corporation, duly organized, validly existing and in good standing under the laws of the State of _____________.

              2. Mobil Co has the power and authority necessary to own, lease and operate its business and its assets and to carry on the business as now being conducted under its existing agreements and to execute, deliver and perform all of its obligations under the Agreement. The execution and delivery of the Agreement, and the consummation by Mobil Co of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Mobil Co. Assuming the due execution of the Agreement by Roadside, SVI, the Company and Chartwell Co, the Agreement is a valid and binding obligation of Mobil Co enforceable against Mobil Co in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceed-ing at law or in equity), and (ii) rights to indemnification and the limitations on indemnification obligations under the Agreement may be subject to limitations of public policy under federal and state securities laws.

              3. The execution and delivery by Mobil Co of the Agreement and the performance by Mobil Co of its obligations under the Agreement in accordance with its terms do not (i) conflict with its Certificate of Incorporation or bylaws, (ii) constitute a violation of or a default under any Applicable Contracts (as hereinafter defined) or (iii) cause the creation of any security interest or lien upon any of the property of Mobil Co pursuant to any Applicable Contracts (other than the Credit Agreement). We do not express any opinion, however, as to whether the execution, delivery or performance by Mobil Co of the Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of Mobil Co. "Applicable Contracts" mean those agreements or instruments that have been identified to us by an officer of Mobil Co as all the agreements and instruments which are material to the business or financial condition of Mobil Co.

              4. The execution and delivery by Mobil Co of the Agreement, the performance by Mobil Co of its obligations under the Agreement, the compliance by Mobil Co with the terms and provisions thereof and the consummation of the transactions contemplated by the Agreement will not contravene any provision of any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of Delaware and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

              5. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by Mobil Co. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

              6. The execution and delivery by Mobil Co of the Agreements the performance by Mobil Co of its obligations under the Agreement, compliance by Mobil Co with the terms thereof and the consummation of the transactions contemplated by the Agreement will not contravene any Applicable Order (as hereinafter defined) against Mobil Co. "Applicable Orders" means those orders, writs, injunctions, judgments and decrees of Governmental Authorities that have been identified to us by an officer of Mobil Co as all those orders, writs, injunctions, judgments and decrees that are applicable to Mobil Co or its assets.


                             TABLE OF CONTENTS

                                 ARTICLE I
                 PURCHASE AND SALE OF THE FREMONT INTERESTS

1.1  Definitions................................................... 2
1.2  Purchase and Sale............................................. 5
1.3  Consideration................................................. 5
1.4  Closing....................................................... 6
1.5  Purchase Price True-Up........................................ 7

                                 ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE FREMONT PARTNERS
2.1  Organization and Authority; Validity; No Conflict............. 8
2.2  Capitalization................................................10
2.3  Good Title....................................................10
2.4  No Brokers....................................................10
2.5  No Other Representations......................................10
2.6  Financial Statements..........................................10
2.7  Material Adverse Change.......................................11
2.8  Omnibus Agreement.............................................11

                                ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1  Organization and Authority; Validity; No Conflict.............11
3.2  Equity of the Company.........................................13
3.3  SEC Reports; Financial Statements.............................13
3.4  Undisclosed Liabilities.......................................14
3.5  Absence of Certain Changes and Events.........................14
3.6  Litigation; Injunctions.......................................16
3.7  Government Authorizations and Permits; Compliance
             with Applicable Laws..................................16
3.8  Real Property.................................................17
3.9  Contracts.....................................................17
3.10  Taxes........................................................18
3.11  Employment Matters...........................................19
3.12  Employment, Severance and Termination Agreements, etc........20
3.13  Insurance....................................................21
3.14  Affiliated Party Transactions................................21
3.15  Environmental Matters........................................22
3.16  No Brokers...................................................23
3.17  No Other Representations.....................................23
3.18  Assets.......................................................23
3.19  Intangible Property..........................................23
3.20  Franchises...................................................24

                                 ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
4.1  Accredited Investor.......................................... 24
4.2  Investment................................................... 24
4.3  No Public Market..............................................25
4.4  Organization; Authority; Validity; No Conflict................25
4.5  Financing.....................................................26
4.6  No Brokers....................................................27
4.7  No Other Representations......................................27

                                 ARTICLE V
COVENANTS OF THE COMPANY AND THE FREMONT PARTNERS
5.1  Reasonable Efforts............................................27
5.2  No Solicitation...............................................27
5.3  Further Assurances............................................28
5.4  Notice of Certain Events......................................28
5.5  Designated Employees..........................................28
5.6  1995 Class B Limited Partnership Interest Options.............29
5.7  Partnership Agreement.........................................29
5.8  Board of Control..............................................29
5.9  Conversion of General Partnership Interests...................29

                                 ARTICLE VI
COVENANTS OF THE COMPANY
6.1  Notice of Certain Events......................................29
6.2  Conduct of Business Prior to the Closing......................30
6.3  Access to Properties and Records..............................31

                                ARTICLE VII
                         COVENANTS OF THE PURCHASER

7.1  Consent Solicitation..........................................32
7.2  Reasonable Efforts............................................32
7.3  Further Assurances............................................32
7.4  Amendment to Omnibus Agreement................................33
7.5  Amendment to Partnership Agreement............................33

                                ARTICLE VIII
                           ENVIRONMENTAL MATTERS

8.1  Environmental Assessment and Indemnification..................33

                                 ARTICLE IX
                                TAX MATTERS

9.1  Cooperation...................................................35
9.2  Closing Tax Return............................................36
9.3  Pre-Closing Date Tax Audits...................................36
9.4  Purchase Price Allocation.....................................37
9.5  Treatment of Purchaser Interest...............................38
9.6  Transfer Taxes................................................38

                                 ARTICLE X
                CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

10.1  Conditions Precedent to the Obligations of the Purchasers....38
10.2  Conditions Precedent to the Obligations of the Fremont
Partners...........................................................41
10.3  Conditions Precedent to the Obligations of the Company.......42

                                 ARTICLE XI
                       TERMINATION OF REPRESENTATIONS
                      AND WARRANTIES; INDEMNIFICATION

11.1  Termination of Representations and Warranties................43
11.2  Fremont Partners' Indemnification............................43
11.3  Purchasers' Indemnification..................................44
11.4  Limitation...................................................44
11.5  Indemnity Procedure..........................................44

                                ARTICLE XII
                                TERMINATION

12.1  Grounds for Termination......................................46
12.2  Effect of Termination........................................47

                                ARTICLE XIII
                               MISCELLANEOUS

13.1  Costs and Expenses...........................................47
13.2  Notices......................................................47
13.3  Counterparts.................................................49
13.4  Entire Agreement.............................................49
13.5  Captions.....................................................49
13.6  Governing Law................................................50
13.7  No Third Party Rights........................................50
13.8  Amendment and Waiver.........................................50
13.9  Construction and Representation by Counsel...................50
13.10  Further Assurances..........................................50
13.11  Severability................................................50
13.12  Binding Effect; No Assignment...............................51
13.13  Company's Knowledge.........................................51
13.14  Fremont's Knowledge.........................................51
13.15  Specific Performance........................................51
13.16  Transactions Provided Hereby................................51
13.17  Joint and Several Liability.................................51
13.18  Limitation of Liability.....................................52
13.19  Fremont Cap.................................................52